Filed Pursuant to Rule 424(b)(2)
Registration No. 333-265811

PROSPECTUS SUPPLEMENT

(To prospectus dated June 24, 2022)

TOYOTA MOTOR CORPORATION

(incorporated under the laws of Japan with limited liability)

U.S.$500,000,000 5.275% Senior Notes due 2026 (Sustainability Bonds)

U.S.$500,000,000 5.118% Senior Notes due 2028 (Sustainability Bonds)

U.S.$500,000,000 5.123% Senior Notes due 2033 (Sustainability Bonds)

Toyota Motor Corporation will issue an aggregate principal amount of U.S.$500,000,000 of senior notes due July 13, 2026, or the 2026 notes, an aggregate principal amount of U.S.$500,000,000 of senior notes due July 13, 2028, or the 2028 notes, and an aggregate principal amount of U.S.$500,000,000 of senior notes due July 13, 2033, or the 2033 notes and, together with the 2026 notes and the 2028 notes, the notes. The 2026 notes, the 2028 notes and the 2033 notes will bear interest commencing July 13, 2023, at an annual rate of 5.275%, 5.118% and 5.123%, respectively, payable semiannually in arrears on January 13 and July 13 of each year, beginning on January 13, 2024.

We intend to allocate an amount equal to the net proceeds from the issuance of the notes to new or existing Eligible Projects as defined under our Woven Planet Bond Framework, or the Framework. See “Use of Proceeds.”

The notes of each series may be redeemed at any time prior to maturity in the circumstances described under “Description of the Notes—Optional Redemption” below and as set forth under “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus. The notes will not be subject to any sinking fund. The notes will be issued only in registered form in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

The notes will not be listed on any securities exchange.

Investing in the notes involves risks. You should carefully consider the risk factors set forth in “Item 3. Key Information—3.D Risk Factors” of our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission, or the SEC, and in the “Risk Factors ” section beginning on page S-14 of this prospectus supplement before making any decision to invest in the notes.

	Per 2026 note	Per 2028 note	Per 2033 note	Total
Public offering price(1)	100.000%	100.000%	100.000%	U.S.$	1,500,000,000

Underwriting commissions(2)	0.150%	0.200%	0.275%	U.S.$	3,125,000

Proceeds, before expenses(1)	99.850%	99.800%	99.725%	U.S.$	1,496,875,000

(1)	Plus accrued interest from July 13, 2023, if settlement occurs after that date.
(2)	For additional underwriting compensation information, see “Underwriting.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes of each series will be represented by one or more global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, or DTC. Beneficial interests in these global certificates will be shown on, and transfers thereof will be effected through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank SA/NV, or Euroclear, and Clearstream Banking S.A., or Clearstream. Except as described in this prospectus supplement or the accompanying prospectus, notes in definitive certificated form will not be issued in exchange for global certificates.

It is expected that the notes will be delivered in book-entry form only, through the facilities of DTC and its participants, including Euroclear and Clearstream, on or about July 13, 2023.

Joint Lead Managers and Joint Bookrunners

J.P. Morgan	BofA Securities	Citigroup	Morgan Stanley

Prospectus Supplement dated July 6, 2023

Prospectus Supplement

Prospectus

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “FIEA”) and are subject to the Act on Special Measures Concerning Taxation of Japan (the “Act on Special Measures Concerning Taxation”). The notes may not be offered or sold in Japan, to any person resident in Japan, or to others for reoffering or resale directly or indirectly in Japan or to a person resident in Japan, for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan. In addition, the notes are not, as part of the distribution by the underwriters under the applicable underwriting agreement at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the notes as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation (a “specially-related person of the issuer”) or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation.

Interest payments on the notes will generally be subject to Japanese withholding tax unless it is established that the notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer, (ii) a Japanese financial institution designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, a Japanese financial institution or a Japanese financial instruments business operator described in Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation which complies with the requirement for tax exemption under that paragraph.

Interest payments on the notes to an individual resident of Japan, to a Japanese corporation (except as described in the preceding paragraph), or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer will be subject to deduction in respect of Japanese income tax at a rate of 15.315% (15% on or after January 1, 2038) of the amount of such interest.

Representation by Investor upon Distribution

By subscribing for any notes, an investor will be deemed to have represented that it is a beneficial owner who is (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

PROHIBITION OF SALES TO UK RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any

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retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

In addition, in the UK, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order; and/or (iii) to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

Notice Concerning Singapore

Section 309B Notification—The notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to, updates and changes information contained in the prospectus dated June 24, 2022 and filed with the SEC on the same date, and the documents incorporated by reference in this prospectus supplement. The second part is the above-mentioned prospectus, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a description of the senior debt securities and gives more general information, some of which may not apply to the notes. If the description of the notes in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.

We have not, and the underwriters have not, authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor are the underwriters making, an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Copies of the documents incorporated by reference in this prospectus supplement as of the date of this prospectus supplement will be available free of charge at the offices of the trustee named herein. This prospectus supplement may only be used for the purposes for which it has been published.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We may from time to time make written or oral “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Written forward-looking statements may appear in documents filed with the SEC, including this prospectus supplement, the accompanying prospectus, documents incorporated by reference herein, reports to shareholders and other communications.

The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. We rely on this safe harbor in making forward-looking statements.

Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and include statements regarding our current intent, belief, targets or expectations or those of our management. In many, but not all cases, we use words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “probability,” “risk,” “should,” “will,” “would” and similar expressions, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are anticipated, aimed at, believed, estimated, expected, intended or planned.

Forward-looking statements, which include statements contained in “Item 3. Key Information—3.D Risk Factors,” “Item 4. Information on the Company—4.B Business Overview,” “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures about Market Risk” of our most recent annual report on Form 20-F and in “Summary—Our Company” and “Use of Proceeds” in this prospectus supplement, are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those set forth in such statements.

The forward-looking statements included or incorporated by reference in this prospectus supplement are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein or therein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

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PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus supplement to “Toyota,” “TMC,” “we,” “us,” “our” and similar terms refer to Toyota Motor Corporation and its consolidated subsidiaries, as a group. References to the “Issuer” refer to Toyota Motor Corporation. We use the word “you” to refer to prospective investors in the notes.

Our consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. We adopted IFRS for financial reporting purposes beginning with the quarter ended June 30, 2020. Up to the fiscal year ended March 31, 2020, Toyota prepared its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Unless otherwise stated or the context otherwise requires, all amounts in our financial statements are expressed in Japanese yen.

In this prospectus supplement, when we refer to “dollars,” “U.S.$” and “$,” we mean U.S. dollars, and, when we refer to “yen” and “¥,” we mean Japanese yen. This prospectus supplement contains a translation of certain yen amounts into dollars solely for your convenience. However, these translations should not be construed as representations that the yen amounts have been, could have been, or could be, converted into dollars at that or any other rate or at all.

Certain monetary amounts, ratios and percentage data included in this prospectus supplement have been subject to rounding or truncating adjustments for your convenience. Accordingly, figures shown as totals in certain tables may not be equal to the arithmetic sums of the figures which precede them.

Our fiscal year end is March 31. The term “fiscal” preceding a year means the twelve-month period ended or ending March 31 of the year referred to. For example, “fiscal 2023” refers to the twelve-month period ended March 31, 2023. References to years not specified as being fiscal years are to calendar years.

In this prospectus supplement, all of our financial information is presented on a consolidated basis, unless we state otherwise.

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SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including the “Risk Factors” section beginning on page S-14 of this prospectus supplement and the risk factors in our most recent annual report on Form 20-F filed with the SEC, before making an investment decision.

Our Company

Overview

Toyota Motor Corporation is a limited liability, joint stock company incorporated under the Commercial Code of Japan and continues to exist under the Companies Act of Japan (the “Companies Act”). As of March 31, 2023, we operated through 569 consolidated subsidiaries (including structured entities) and 168 associates and joint ventures accounted for by the equity method.

We primarily conduct business in the automotive industry. We also conduct business in the finance and other industries. We sold 8,822 thousand vehicles in fiscal 2023 on a consolidated basis. In fiscal 2023, we had sales revenues of ¥37,154.2 billion and net income attributable to Toyota Motor Corporation of ¥2,451.3 billion.

Our business segments are automotive operations, financial services operations and all other operations. The following tables set forth our sales revenues in each of our business segments for each of the past three fiscal years.

Sales revenues by business segment

	Yen in billions
	Year ended March 31,
	2021	2022	2023
Automotive	24,651.5	28,605.7	33,820.0
Financial Services	2,162.2	2,324.0	2,809.6
All Other	1,052.3	1,129.8	1,224.9

Our automotive operations include the design, manufacture, assembly and sale of passenger vehicles, minivans and commercial vehicles such as trucks and related parts and accessories. We offer a full line-up of vehicles and seek to maintain competitiveness through strategic and efficient product coverage, combining a suite of global core models that are sold in most or all of our markets across the world without substantial variation with local models that are sold only in particular countries or regions and are designed to address the diverse tastes of our customers in such countries or regions.

During fiscal 2023, we sold our vehicles in approximately 200 countries and regions. The primary markets for our automobiles are Japan, North America, Europe and Asia. The following table sets forth our sales revenues in each of our geographical markets for each of the past three fiscal years.

Sales revenues by geographical market

	Yen in billions
	Year ended March 31,
	2021	2022	2023
Japan	14,948.9	15,991.4	17,583.1
North America	9,491.8	11,166.4	13,843.9
Europe	3,134.4	3,867.8	4,273.7
Asia	5,045.2	6,530.5	8,044.9
Other*	1,872.8	2,928.1	3,472.1

*	“Other” consists of Central and South America, Oceania, Africa and the Middle East.

During fiscal 2023, 23.5% of our automobile unit sales on a consolidated basis was in Japan, 27.3% was in North America, 11.7% was in Europe and 19.8% was in Asia, respectively. The remaining 17.7% of consolidated unit sales was in other markets.

Our financial services business consists primarily of providing financing to dealers and their customers for the purchase or lease of our vehicles. Our financial services business also provides mainly retail installment credit and leasing through the purchase of installment and lease contracts originated by Toyota dealers.

Our all other operations business segment includes the design and manufacture of prefabricated housing and information technology related businesses including a web portal for automobile information called GAZOO.com.

Forward-Looking Statements

The following discussion under “—Selected Initiatives” includes statements regarding our plans, targets, goals and expectations regarding our earning power, electrification, information and technology, mobility, investment, cost saving and other initiatives as well as our efforts to reduce carbon dioxide emissions. They reflect our current views and assumptions based on our evaluation of a wide range of factors, such as the political, economic, technological, social and market environments, and include our view that there will continue to be significant cooperation among governmental, business and other stakeholders in such varied fields as technology, infrastructure, and the environment, much of which is outside our control and subject to significant uncertainties. We believe the views and assumptions are reasonable, but these statements should not be construed as guarantees of any events, outcomes or financial or operating results. Developments with respect to factors on which our views and assumptions are based may affect our plans, our ability to achieve such targets or goals as planned or at all, or may result in outcomes that differ from our current expectations. For a further discussion of these factors and other risks and uncertainties, please refer to the risk factors set forth in “Item 3. Key Information—3.D Risk Factors” of our most recent annual report on Form 20-F filed with the SEC.

Selected Initiatives

Increased Earning Power

Toyota aims to have a profit structure that is increasingly less dependent on sales volume. We have focused on enhancing our product quality and reducing costs through, among other measures, the adoption of the Toyota New Global Architecture (“TNGA”) platform and the Toyota Production System (“TPS”). Toyota believes that, through such efforts, its “break-even” volume, which is a management accounting estimate as to the annual volume of consolidated vehicle sales required for positive operating income, has improved since fiscal 2009 (the fiscal year immediately before Akio Toyoda became its president), though the impact of differences between U.S. GAAP (under which Toyota prepared its consolidated financial statements up to fiscal 2020) and IFRS has not been taken into consideration in this analysis.

Electrification

In recent years, governments in the major markets in which we operate have established various environmental regulations to limit future vehicle CO2 emissions levels, and we expect this trend to continue into the future. For example, Japan, China, certain European countries and several U.S. states, including California and New York, have passed legislation banning the sale of new internal combustion engines (“ICE”) or the sale of ICEs running on non-carbon neutral fuel for certain kinds of vehicles in the future. We believe these types of regulatory changes will further increase the demand for all electrified vehicles. However, the impact on different types of electrified vehicles, including their market penetration, will vary by country and region based on the specific regulations adopted therein, as well as other factors such as the customer needs of each region. Recognizing the importance of providing diversified solutions in line with customer needs, which vary by country and region and in part due to applicable government regulation, we remain committed to our “multi-pathway” approach to electrification by continuing to develop a number of electrified vehicle technologies, including those for hybrid electric vehicles (“HEVs”), including plug-in hybrid electric vehicles (“PHEVs”), battery electric vehicles (“BEVs”), and fuel cell electric vehicles (“FCEVs”). We also continue to explore use cases for “CO2-free” fuels, such as biofuels and “e-fuel,” which emit less CO2 than traditional fuel and could therefore help reduce CO2 emissions while making use of existing fueling infrastructure.

With respect to BEVs, we developed a platform based on the concept of “e- TNGA,” a TNGA platform dedicated specifically for BEVs, which can be used with multiple variations in terms of vehicle size and design, and allows for impressive driving performance. Through such efforts, we released the new Toyota bZ, or “beyond zero,” series of BEVs, which incorporate the desire to provide customers with value that exceeds mere “zero emissions.” The first model of the bZ series is the bZ4X, a BEV in the medium sport utility vehicle (“SUV”) segment released in May 2022, offering high driving performance through an all-wheel-drive system. The bZ4X’s long wheelbase with a short overhang results both in a distinctive design, and in an interior space comparable to a European D-segment sedan. The bZ4X employs heat pump technology that draws heat from the external air to warm the car, which can be more efficient and use less energy than standard heating systems. This promotes reliable performance and driving range even in cold climates. To contribute to the achievement of carbon neutrality, battery management will be implemented for all bZ4X vehicles, focusing on the 3Rs (Rebuild, Reuse, Recycle). Toyota has already begun implementing the 3Rs by collecting batteries from end-of-life BEVs and, after inspecting their state, Toyota then seeks to redeploy them to other mobility uses, reuse them as storage batteries or recycle the batteries’ components, among other alternatives. Toyota believes that such efforts, among others, will help support the trade-in value of the bZ4X and other BEVs. In addition, in April 2023, Toyota commenced sales of the bZ3 in China. The bZ3 is a battery electric sedan jointly developed for the Chinese market by BYD Toyota EV TECHNOLOGY CO., LTD., a joint venture established by Toyota and BYD Company Ltd., and FAW Toyota Motor Co. Ltd.

Toyota announced in December 2021 that, by 2030, it plans to invest up to ¥8 trillion on electrification and to have introduced 30 BEV models across its Toyota and Lexus brands globally in order to offer a full lineup of BEVs in the passenger and commercial segments. This lineup will include reasonably-priced, mass-production models to meet the needs of all kinds of customers. In May 2023, Toyota announced that it plans to devote ¥5 trillion of its ¥8 trillion investment in electrification to the development of BEVs and battery technology—a step up of ¥1 trillion from a ¥4 trillion target as announced in December 2021. Through such efforts, Toyota aims to achieve total global sales of 3.5 million Toyota and Lexus brand BEVs per year by 2030.

In April 2023, Toyota re-affirmed its commitment to BEVs by announcing two targets: releasing ten new BEV models by 2026 and achieving total global sales of 1.5 million Toyota and Lexus brand BEVs annually by 2026. We envision these models being built upon the combination of three new platforms – a body and chassis, an electronic platform, and a software platform. Each platform will be renewed with a rational structure unique to BEVs as we aim to achieve mobility by way of a new vehicle packaging.

We plan to expand our BEV lineup based on the needs of each region, while meeting the wide-ranging demand in each market. We also will strive to continue solidifying the foundation for our business, including our BEV business, as well as to realize a well-balanced regional business portfolio. For example, in the United States, Toyota plans to commence local production of a 3-row SUV in 2025. Toyota also plans to increase its production capacity with a new battery plant in North Carolina. In China, Toyota plans to release two new models of the bZ series, the bZ Sport Crossover and the bZ FlexSpace, in addition to the bZ4X and bZ3, in 2024. For Asia (ex-China) and other emerging markets, Toyota has set a goal to start local production of BEV pickup trucks and launch a small BEV model by the end of 2023. In developed countries, in parallel with the preparation of BEVs, we will expand our product lineup, with a focus on the bZ series.

We also have plans to release our next-generation BEVs in 2026. We expect that this new generation of BEVs will double the driving range of the current bZ4X by using batteries with greater efficiency, while offering attractive designs and driving performance. Further, to accelerate the development of BEVs and the expansion of its product lineup, Toyota has announced that it is creating a new next-generation BEV-specialized unit, the “BEV Factory,” that will handle every function, from development to production and business operation, under the lead of a single leader entrusted with full authority. Additionally, we plan to reform our production processes by utilizing the strengths of TPS and working together with our suppliers to build non-conventional supply chains that will facilitate the cost-effective procurement of better quality components on a global scale.

As we advance our efforts toward introducing next-generation BEVs in 2026, we are also developing batteries with new technologies and expanding our lineup to provide customers with a variety of options. For example, we plan to develop three versions of next-generation batteries: a “popularization version,” a “performance version,” and a “high-performance version.” We are designing the popularization version to be a quality, low-cost battery that we hope will contribute to the spread of BEVs and enhance customer choice in terms of batteries, and are planning to install it in BEVs in the popular price range. It is planned to be put to practical use in between 2026 and 2027. With the popularization version, we are aiming for a 20% increase in cruising range and a 40% reduction in battery production cost compared to the current bZ4X, as well as quick recharging in 30 minutes or less. The performance version is planned to be a square-shaped battery with enhanced energy density and is planned to be installed in next-generation BEVs to be introduced in 2026 with an expected cruising range of 1,000 kilometers. With the performance version, we are aiming to reduce battery production costs by 20% compared to the current bZ4X and to achieve quick recharging in 20 minutes or less. The high-performance version is planned to combine a bipolar structure with a high nickel cathode and is planned to be put to practical use in between 2027 and 2028. With the high-performance version, we are aiming for a 10% increase in cruising range and a 10% reduction in battery production cost compared to the “performance version” described above, as well as quick recharging in 20 minutes or less. In addition, we are currently developing a method for mass production of all-solid-state batteries and are striving for commercialization in between 2027 and 2028; with such batteries, we are targeting an additional 20% improvement in cruising range compared to the “performance version” described above, and quick recharging in 10 minutes or less. The cruising range improvement targets described above also take into consideration planned vehicle efficiency improvements, such as those relating to aerodynamics and weight reduction.

We also seek to continue to improve HEV and BEV batteries together with our partners. For example, we established a joint venture with Panasonic Corporation (“Panasonic”) called Prime Planet Energy & Solutions, Inc. (“PPES”) to develop highly competitive, cost-effective batteries for HEVs that are safe and feature excellent quality and performance (in terms of capacity, output, durability and other factors). With respect to BEVs, Toyota Motor North America, Inc. has partnered with Toyota Tsusho Corporation to establish a new company named Toyota Battery Manufacturing, North Carolina (“TBMNC”). TBMNC is currently constructing and plans to operate an automotive battery manufacturing plant that aims to produce automotive batteries by 2025. The manufacturing plant is to be partially funded out of Toyota’s ¥590 billion aggregate investment in automotive batteries in the United States through 2030. We have also partnered with Panasonic, Contemporary Amperex Technology Co., Limited and Shenzhen Pingshan Fudi Battery Co. Ltd. (formerly a unit of BYD Company Ltd) to, among other things, further research, develop and supply more efficient, durable and affordable liquid batteries. Through PPES, we are also developing solid state battery technology for use in BEVs; we are targeting having those batteries ready for practical application in the first half of the 2020s. In an August 2022 press release, we announced our decision to invest up to ¥730 billion in Japan and the United States toward supplying automotive batteries for BEVs, for which demand is growing, and aim to begin battery production between 2024 and 2026. In Japan, we intend to newly invest a total of approximately ¥400 billion in the Himeji Plant of PPES and in Toyota plants and property, while in the United States, we intend to newly invest approximately ¥325 billion in TBMNC toward increasing automotive battery production. With these investments, Toyota intends to increase its combined battery production capacity in Japan and the United States by up to 40 gigawatt hours annually. Through these and other efforts, we will aim to ramp up annual battery production capacity to 280 gigawatt hours by 2030.

With respect to fuel cell technology, we are aiming to accelerate popularization and develop greater reliability and functionality of the technology at a lower cost by utilizing our second generation Toyota Fuel Cell System, which we believe enables significant driving performance improvements in such areas as output and cruising range, while reducing manufacturing costs, as compared to Toyota’s first-generation Mirai. Aside from using this technology in the Mirai, we aim to apply fuel cell technology with partners across regions for consumer and commercial applications, such as in large-sized trucks, leveraging the knowledge we have gained developing our HEVs and FCEVs.

With a focus on the use of hydrogen energy, we also aim to advance FCEV projects in the commercial domain across Europe, China and other regions where we expect hydrogen consumption will be particularly high. We will conduct activities to develop social infrastructure by emphasizing the production, transportation, and utilization cycle of hydrogen, including its social implementation in Thailand through collaborations with Commercial Japan Partnership Technologies, the Charoen Pokphand Group and the Siam Cement Group. Through these collaborations, we aim to promote initiatives for carbon neutrality suited to Thailand in the three areas of energy, data and mobility. Our collaborations will take advantage of Thailand’s resources, such as producing hydrogen from biogas from poultry farms. We also held a Carbon Neutrality Mobility Event in Thailand in February 2023. Under the concept of “doing what can be done now, together with partners who share the same view,” we will explore a variety of options and pathways toward carbon neutrality with the aim to bring happiness to the people of Thailand.

We intend to make full use of the core electrification technology we have fostered through the mass-production and sale of HEVs for more than two decades to offer a global, full lineup of electrified vehicles. Also, we intend to continue to seek solutions for the carbon neutrality of combustion engines through research and development of CO2-free fuels.

Information and Technology

Software Development Structure and Platform

We believe that software has the power to promptly turn ideas into products. However, as increasingly complicated software development is becoming a bottleneck for cars, there is a need for a revolutionary vehicle operating system that can solve these issues. We believe that such a vehicle operating system could have an impact similar to that of the Toyota Production System for software development.

Our proprietary vehicle software platform, Arene, leverages the strengths of hardware cultivated by Toyota to achieve the development of safe, high-quality, and advanced software. Arene is used to develop frameworks for vehicle development and development environments based on those frameworks, as well as to build ecosystems for mobility development. Arene absorbs the differences in vehicle hardware specifications and employs hardware abstraction layers that enable hardware to be controlled with universal methods. This, in turn, enables the independent development of hardware and software, as well as the reuse of software. We believe that partner companies will be able to program applications more efficiently using Arene’s application programming interface (a mechanism that can share software functions) and software development kit, which includes simulation environments. Toyota intends to bring Arene OS, the Arene vehicle operating system, into practical use in 2025, followed by installation on our next-generation BEVs in 2026, aiming to speed up the production process and reduce costs, delivering a safer, more personalized experience to customers around the world.

We intend to establish a software development structure that consists of approximately 3,000 employees globally, and a total of approximately 18,000 employees globally when including those at Toyota affiliated companies such as Denso Corporation and Aisin Corporation, to promote software development on a global scale. To supplement organic growth, Woven by Toyota, Inc. (formerly known as Woven Planet Holdings, Inc.) acquired Carmera, Inc., Renovo Motors, Inc. and the autonomous vehicle division of Lyft, Inc. in 2021 in order to accelerate Toyota’s development of autonomous driving and related technologies on a global scale.

Mobility Concept

We have developed “Toyota Mobility Concept” as our vision of the mobility society that we are aiming for. On April 7, 2023, our new management announced two pillars of the Toyota Mobility Concept: “Carbon Neutrality” and “Expanding the Value of Mobility.” We aim to make cars more useful to society based on their essential values that have been cultivated over time, such as safety, security, and being fun to drive. To strive toward such a future, we will continue our transformation into a mobility company. We believe electrification, intelligence and diversification are the key aspects in further improving the value of cars, introducing a whole new option of integrating mobility into society and providing new services and energy solutions to the world.

We aim not only to transform ourselves into a mobility company, but also to transform the automobile industry into a mobility industry by increasing our future investments in software and mobility. Particularly in Asia and emerging markets, we seek to strengthen our earning base by focusing on HEVs to capture market growth. Additionally, we plan to make future investments to such ends. For example, during fiscal 2024, we currently expect to make an aggregate of 3.1 trillion yen in R&D expenditures and adjusted capital expenditures for property, plant and equipment, excluding vehicles and equipment on operating leases. See “Selected Financial and Other Information—Other Financial Data” for a discussion of R&D expenditures and adjusted capital expenditures for property, plant and equipment, excluding vehicles and equipment on operating leases. Moreover, we will strive to provide an aggregate of 1 trillion yen in shareholder returns, defined as the sum of share repurchases and dividends, with respect to each fiscal year. Through these measures, we aim to achieve both the success in our future investments as well as the growth of our stakeholders, which we believe will lead to achieving sustainable growth.

Woven City

On February 23, 2021, we commenced construction of our “Woven City” project, which is meant to demonstrate a human-centered approach to community development. In Toyota’s shift from an automobile manufacturer to a mobility company, the project intends to bring new technology to life in a real-world environment across a wide range of areas, such as automated driving, personal mobility, robotics, and artificial intelligence. Woven City is planned to be a fully connected ecosystem powered by hydrogen fuel cells at the base of Mt. Fuji in Japan. Our vision is that it will act as a “living laboratory,” being inhabited full-time by residents and researchers who will test and develop technologies such as those relating to personal mobility, Mobility as a Service (MaaS), autonomous driving, robotics, smart homes and connectivity through artificial intelligence in a real-world environment. By connecting the residents, buildings and vehicles through data and sensors, we will be able to test connected artificial intelligence technology both virtually and physically. Woven City will also facilitate the development of future technologies, such as a digital operating system for the city’s infrastructure. For example, in the area of connected logistics services, we will use Woven City to address any issues that come to light through public trials, before once again implementing these services in society. By repeating this process, we will accelerate the realization of societies with intelligent mobility.

Carbon Dioxide Emissions Goals

Over the years, we have contributed to the reduction of CO2 emissions by manufacturing and selling electrified cars. We estimate that the amount of lithium needed to manufacture one BEV unit roughly equals that needed to manufacture six PHEV or 84 HEV units. In light of this and other reasons, we have chosen to manufacture not only BEVs but also other electrified vehicles to reduce CO2 emissions. Since 1997, we have sold a cumulative total of over 20.3 million Toyota and Lexus brand electrified vehicles worldwide and estimate that we have achieved a CO2 emissions reduction effect of 162 million tons as of March 31, 2022

In an effort to tackle challenges from a long-term perspective that looks to the world 20 to 30 years ahead and addresses global environmental issues such as climate change, water shortages, resource depletion, and loss of biodiversity, Toyota formulated the Toyota Environmental Challenge 2050 in October 2015 and the 2030 Milestone in 2018. Toyota aims to reduce its Science Based Targets initiatives (“SBTi”) scope 3 category 11 emissions, which are greenhouse gas emissions from the use of goods sold by a company, from Toyota’s passenger light duty vehicles and light commercial vehicles from a 2019 base year by 33% or greater by 2030, and then by 50% or greater by 2035, with the ultimate goal of achieving carbon neutrality by 2050. SBTi defines scopes 3 emissions as all indirect upstream and downstream emissions that occur in a company’s value chain, excluding indirect emissions associated with power generation. Toyota set its emissions reduction targets for scope 3 category 11 emissions consistent with SBTi criteria in September 2022. We set our scope 3 category 11 emissions reduction targets in line with science-based criteria for holding the increase in the global average temperature to well below 2 degrees Celsius above pre-industrial levels. Emissions reduction targets set by Toyota with reference to and in line with criteria established by SBTi are not set forth in this prospectus supplement based upon the authority of or in reliance upon SBTi as experts with respect to such targets.

Our principal executive offices are located at 1 Toyota-cho, Toyota City, Aichi Prefecture 471-8571, Japan. Our telephone number in Japan is +81-565-28-2121, and our corporate website is https://www.toyota-global.com. Information appearing on our website is not incorporated by reference into this prospectus supplement.

The Offering

U.S.$500,000,000 5.275% Senior Notes due 2026

Notes Offered	U.S.$500,000,000 aggregate principal amount of 5.275% senior notes due July 13, 2026.

Offering Price	100% of the principal amount plus accrued interest from July 13, 2023, if settlement occurs after that date.

Maturity	The 2026 notes will mature on July 13, 2026.

Payment of Principal and Interest for the 2026 notes	Interest on the 2026 notes will accrue at the rate of 5.275% per annum from July 13, 2023.

The Issuer will pay interest on the 2026 notes semiannually in arrears on January 13 and July 13 of each year, beginning on January 13, 2024, to the persons in whose names the 2026 notes are registered as of the close of business on January 3 and July 3 of each year (whether or not a business day) immediately preceding the relevant interest payment date. Interest on the 2026 notes will be paid to but excluding the relevant interest payment date. The Issuer will compute interest on the 2026 notes on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

If any payment is due on the 2026 notes on a day that is not a business day, the Issuer will make the payment on the day that is the next succeeding business day. Payments postponed to the next succeeding business day in this situation will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the 2026 notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding business day.

The Issuer will pay 100% of the aggregate principal amount of the 2026 notes at the maturity date.

See “Description of the Notes—Principal, Maturity and Interest.”

Security Numbers	The security numbers for the 2026 notes are:

CUSIP No.: 892331AP4

ISIN: US892331AP43

Common Code: 259493218

Other Terms

For more information on the terms of the 2026 notes, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

Delivery of the Notes	Delivery of the 2026 notes is expected on or about July 13, 2023.

U.S.$500,000,000 5.118% Senior Notes due 2028

Notes Offered	U.S.$500,000,000 aggregate principal amount of 5.118% senior notes due July 13, 2028.

Offering Price	100% of the principal amount plus accrued interest from July 13, 2023, if settlement occurs after that date.

Maturity	The 2028 notes will mature on July 13, 2028.

Payment of Principal and Interest for the 2028 notes	Interest on the 2028 notes will accrue at the rate of 5.118% per annum from July 13, 2023.

The Issuer will pay interest on the 2028 notes semiannually in arrears on January 13 and July 13 of each year, beginning on January 13, 2024, to the persons in whose names the 2028 notes are registered as of the close of business on January 3 and July 3 of each year (whether or not a business day) immediately preceding the relevant interest payment date. Interest on the 2028 notes will be paid to but excluding the relevant interest payment date. The Issuer will compute interest on the 2028 notes on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

If any payment is due on the 2028 notes on a day that is not a business day, the Issuer will make the payment on the day that is the next succeeding business day. Payments postponed to the next succeeding business day in this situation will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the 2028 notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding business day.

The Issuer will pay 100% of the aggregate principal amount of the 2028 notes at the maturity date.

See “Description of the Notes—Principal, Maturity and Interest.”

Security Numbers	The security numbers for the 2028 notes are:

CUSIP No.: 892331AQ2

ISIN: US892331AQ26

Common Code: 259493188

Other Terms

For more information on the terms of the 2028 notes, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

Delivery of the Notes	Delivery of the 2028 notes is expected on or about July 13, 2023.

U.S.$500,000,000 5.123% Senior Notes due 2033

Notes Offered	U.S.$500,000,000 aggregate principal amount of 5.123% senior notes due July 13, 2033.

Offering Price	100% of the principal amount plus accrued interest from July 13, 2023, if settlement occurs after that date.

Maturity	The 2033 notes will mature on July 13, 2033.

Payment of Principal and Interest for the 2033 notes	Interest on the 2033 notes will accrue at the rate of 5.123% per annum from July 13, 2023.

The Issuer will pay interest on the 2033 notes semiannually in arrears on January 13 and July 13 of each year, beginning on January 13, 2024, to the persons in whose names the 2033 notes are registered as of the close of business on January 3 and July 3 of each year (whether or not a business day) immediately preceding the relevant interest payment date. Interest on the 2033 notes will be paid to but excluding the relevant interest payment date. The Issuer will compute interest on the 2033 notes on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

If any payment is due on the 2033 notes on a day that is not a business day, the Issuer will make the payment on the day that is the next succeeding business day. Payments postponed to the next succeeding business day in this situation will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the 2033 notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding business day.

The Issuer will pay 100% of the aggregate principal amount of the 2033 notes at the maturity date.

See “Description of the Notes—Principal, Maturity and Interest.”

Security Numbers	The security numbers for the 2033 notes are:

CUSIP No.: 892331AR0

ISIN: US892331AR09

Common Code: 259493889

Other Terms

For more information on the terms of the 2033 notes, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

Delivery of the Notes	Delivery of the 2033 notes is expected on or about July 13, 2023.

General Terms of the Notes

Securities Offered	The Issuer will offer the notes set forth on the cover page of this prospectus supplement in accordance with the terms set forth in this prospectus supplement and the accompanying prospectus.

The notes will be issued in fully registered form, without coupons, in denominations of U.S.$2,000 in principal amount and integral multiples of U.S.$1,000 in excess thereof.

Ranking

The notes will constitute the Issuer’s direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all the Issuer’s other unsecured obligations, other than the Issuer’s subordinated obligations and except for statutorily preferred obligations. See “Description of the Notes—General.”

Additional Amounts

All payments of principal and interest in respect of the notes will be made without withholding or deduction for or on account of withholding taxes imposed by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. Interest payments on the notes will generally be subject to Japanese withholding tax with certain exceptions. See “Taxation—Japanese Taxation.” If the payments are subject to Japanese withholding tax, the Issuer will pay such additional amounts (subject to certain exceptions) in respect of such Japanese withholding taxes as will result in the payment of amounts which would have been otherwise receivable in the absence of any deduction or withholding on account of such Japanese withholding taxes. See “Description of Senior Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus.

Optional Redemption

The Issuer has the option to redeem the notes of each series, in whole or in part, at any time prior to June 13, 2026 in the case of the 2026 notes, June 13, 2028 in the case of the 2028 notes and April 13, 2033 in the case of the 2033 notes, or, in each case, the Par Call Date.

The redemption price for each series of notes to be redeemed prior to the applicable Par Call Date will be equal to the greater of:

(i)	100% of the aggregate principal amount of the notes being redeemed; or

(ii)

the make-whole price, as determined by the Issuer or the Independent Investment Banker (as defined in “Description of the Notes—Optional Redemption”) (if appointed and instructed by the Issuer to make such calculation at the Issuer’s sole discretion), which equals the sum of the present values of the principal and the remaining scheduled payments of interest on the notes being redeemed (exclusive of interest accrued to the date of redemption) that would be due if such notes were redeemed on the applicable Par Call Date for such notes, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of the Notes—Optional Redemption”) plus 10 basis points in the case of the 2026 notes, 12.5 basis points in the case of the 2028 notes and 17.5 basis points in the case of the 2033 notes, plus, in each case, accrued and unpaid interest on the principal amount of the notes being redeemed to, but excluding, the date of redemption.

The Issuer has the option to redeem the notes of each series, in whole or in part, at any time on or after the Par Call Date for such series of notes at a redemption price equal to 100% of the aggregate principal amount of the notes of such series to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

See “Description of the Notes—Optional Redemption.”

Optional Tax Redemption

The Issuer may redeem each series of the notes in whole, but not in part, at a redemption price equal to 100% of the aggregate principal amount of the notes outstanding plus accrued and unpaid interest to the redemption date if, as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective, or which change in application or interpretation is publicly announced, on or after the date of this prospectus supplement, the Issuer would be required to pay additional amounts with respect to the notes as described under “Description of Senior Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus. See “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus.

Listing	The Issuer does not intend to list the notes on any securities exchange. The notes will be new securities for which there is currently no public market.

Global Security

The notes of each series will be initially represented by one or more global certificates in fully registered form without interest coupons (“global securities”). The global securities will be deposited upon issuance with the custodian for DTC and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear and Clearstream.

Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. The sole holder of the notes represented by the global securities will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of each series of the notes will be exercisable by beneficial owners of the notes only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive notes except in the limited circumstances described under “Description of Senior Debt Securities—Form, Book-entry and Transfer” in the accompanying prospectus.

Use of Proceeds	We intend to allocate an amount equal to the net proceeds from the issuance of the notes to new or existing Eligible Projects as defined under the Framework. See “Use of Proceeds.”

Trustee, Paying Agent, Transfer Agent and Registrar	The Bank of New York Mellon will act as the trustee, paying agent, transfer agent and registrar for each series of the notes.

Governing Law	The notes will be, and the Indenture (as defined in “Description of the Notes—General”) is, governed by and construed in accordance with the laws of the State of New York.

Clearance and Settlement	The notes have been accepted for clearance through DTC, Euroclear and Clearstream.

RISK FACTORS

Investing in the notes involves risks. You should consider carefully the risks relating to the notes described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus before you decide whether to invest in the notes. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the notes offered could decline, in which case you may lose all or part of your investment. The following does not describe all the risks of an investment in the notes. Prospective investors should consult their own financial and legal advisers about risks associated with investment in a particular series of notes and the suitability of investing in the notes in light of their particular circumstances.

This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below, elsewhere in this prospectus supplement and in “Item 3. Key Information—3.D Risk Factors” of our annual report on Form 20-F for fiscal 2023.

Risks Related to the Notes

The notes are unsecured obligations.

The notes are unsecured obligations and repayment of the notes may be compromised if:

•	we enter into bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceeding;

•	we default in payment of any existing or future indebtedness; or

•	any of our existing or future indebtedness is accelerated.

If any of these events occurs, our assets may be insufficient to pay amounts due on the notes.

The Indenture and the notes contain very limited restrictive covenants and provide no protection in the event of a change in control, and the notes will be effectively subordinated to the creditors of our subsidiaries.

The Indenture and the notes do not contain any financial covenants or other restrictions on our ability to securitize our assets, pay dividends on our shares of common stock, incur unsecured indebtedness, issue new securities or repurchase our outstanding securities. In addition, there are only limited restrictions on our ability to pledge assets to secure other indebtedness or to sell or otherwise dispose of our assets. These or other actions by us could adversely affect our ability to pay amounts due on the notes. Furthermore, claims of the creditors of our subsidiaries will generally have priority with respect to the assets of such subsidiaries over the claims of holders of the notes. Accordingly, the notes will be effectively subordinated to the creditors of our subsidiaries. In addition, the Indenture and the notes do not contain any covenants or other provisions that prevent a highly leveraged transaction or a change in control or require us to repurchase the notes in the event of a highly leveraged transaction or a change in control.

There is no prior market for the notes and, if a market develops, it may not be liquid.

The notes are new securities that may not be widely distributed and for which there is currently no existing market. We do not intend to list the notes on any securities exchange or to seek their quotation on any automated dealer quotation system. There can be no assurance that any liquid market for the notes will ever develop or be maintained. The underwriters have advised us that they currently intend to make a market in the notes that they distribute. However, the underwriters have no obligation to make a market in the notes and they may stop at any time. Furthermore, there can be no assurance as to the liquidity of any market that may develop for the notes or the prices at which you will be able to sell your notes, if at all. Future trading prices of the notes will depend on many factors, including:

•	prevailing interest rates;

•	our financial condition and results of operations;

•	the then-current ratings assigned to the notes;

•	the market for similar securities; and

•	general economic conditions.

Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the notes; the outstanding amount of the notes; and the level, direction and volatility of market interest rates generally. If an active trading market for the notes does not develop or is not sustained, the market price and liquidity of the notes may be adversely affected and you may be unable to resell the notes or may only be able to sell them at a substantial discount.

The ratings of the notes may change after issuance of the notes, and those changes may have an adverse effect on the market prices and liquidity of the notes.

The notes are expected to receive a credit rating from one or more credit rating agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but reflect only the view of each rating agency at the time the rating is issued. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Ratings may be affected by a number of factors which can change over time, including the credit rating agency’s assessment of: the issuer’s strategy and management’s capability; the issuer’s financial condition including in respect of capital, funding and liquidity; competitive and economic conditions in the issuer’s key markets; the level of political support for the industries in which the issuer operates; and legal and regulatory frameworks affecting the issuer’s legal structure, business activities and the rights of its creditors. The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry, or political or economic region. If credit rating agencies perceive there to be adverse changes in the factors affecting an issuer’s credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to an issuer or its securities.

A downgrade or potential downgrade in these ratings or the assignment of new ratings that are lower than existing ratings could reduce the number of potential investors in the notes and adversely affect the prices and liquidity of the notes. A security rating is not a recommendation to buy, sell or hold the notes and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency.

We may redeem the notes at our option prior to maturity.

We may redeem the notes of each series, in whole or in part, at our option prior to the maturity date at any time and from time to time. In the case of such discretionary optional redemption, if made on or after the Par Call Date for the relevant series of notes, we will not be required to pay any premium or other make-whole payments on the notes being redeemed. Moreover, upon the occurrence of certain changes in tax law, we will be permitted to redeem the notes at par. See “Description of the Notes—Optional Redemption” below and “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus.

Any decision by us as to whether we will exercise our option to redeem the notes will be made at our absolute discretion. Our decision may be influenced by factors such as, but not limited to, the economic impact of exercising such option to redeem the notes, any tax consequences, and the prevailing market conditions. We may, for example, decide to redeem the notes prior to their maturity date if the interest payable on the notes is greater than the interest that would be payable on our other outstanding financial instruments of a comparable maturity, of comparable terms and of a comparable credit rating.

You will not have the right to request the redemption of the notes. As a result, you may be required to bear the financial risks of an investment in the notes until maturity. You should not invest in the notes with the expectation that we will exercise our option to redeem the notes. In addition, our optional redemption of the notes or the perception that the notes may be redeemed in the circumstances described above may negatively affect the market value of the notes. Moreover, in the event we choose to redeem the notes, the holders of such notes may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on such notes.

The use of proceeds of the notes may not be suitable for the specific investment criteria of an investor.

We intend to allocate an amount equal to the net proceeds from the issuance of the notes towards new or existing Eligible Projects as defined under the Framework, which projects we believe contribute to solving environmental and social issues. See “Use of Proceeds.” Prospective investors should consider the information set out in this prospectus supplement regarding such use of proceeds and must determine for themselves the relevance of such information for the purpose of any investment in the notes together with any other investigation such investor deems necessary. We have significant flexibility in allocating the net proceeds from the issuance of the notes, including re-allocating the net proceeds in the event we determine in our discretion that projects receiving allocation no longer meet the eligibility criteria for Eligible Projects, and may also be unable to allocate the net proceeds as intended. Similarly, while we intend not to knowingly allocate the net proceeds from the issuance of the notes to projects that meet certain exclusionary criteria set forth in the Framework, we have flexibility in interpreting them, and thus in determining to which projects we are able to allocate the net proceeds. We may also in our discretion update or amend the Framework from time to time, which gives us further flexibility with respect to both the allocation of the net proceeds from the issuance of the notes as well as the reporting about such allocation or the environmental and social impact of the Eligible Projects to which such net proceeds may be allocated. There can be no assurance that such use of proceeds for any Eligible Projects will satisfy, whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own bylaws or other governing rules or investment portfolio mandates, ratings criteria, taxonomies or standards or other independent expectations, in particular with regard to any direct or indirect environmental, social or sustainability impact of any Eligible Projects. Furthermore, there is currently no clear definition (legal, regulatory or otherwise) of, nor market consensus as to which precise attributes are required for a particular project to be defined as, “green,” “social” or “sustainable,” and therefore no assurance can be provided to potential investors that the use of proceeds specified in this prospectus supplement will meet an investor’s expectations regarding environmental, social or sustainability performance or continue to meet the relevant eligibility criteria.

A second party opinion from Moody’s ESG Solutions (formerly known as Vigeo Eiris), an outside consultant, regarding the Framework has been made publicly available. Originally, for any issuance of debt securities under the Framework, we intended to have our second party opinion provider conduct a compliance review on an annual basis as to the amount of net proceeds that had been allocated in compliance with the Framework’s eligibility criteria until an amount equal to the net proceeds from such issuance had been fully allocated. However, in connection with policy changes at Moody’s ESG Solutions in October 2022, and as part of our updates to the Framework as of May 2023, we will no longer be receiving any such annual compliance reviews. No assurance or representation is given by us or the underwriters as to the suitability or reliability for any purpose whatsoever of any opinion or certification of, or any report concerning any review by, any third party (whether or not solicited by us) that will be made available in connection with the issuance of the notes, in particular as it relates to the ability of an Eligible Project to fulfill any environmental, social, sustainability or other criteria. No such opinion, certification or report is, nor should it be deemed to be, a recommendation by us, any underwriter with respect to the notes or any other person to buy, sell or hold the notes. Any such opinion, certification or report is only current as of the date it was initially issued. Prospective investors must determine for themselves the relevance of any such opinion, certification or report, the information contained therein and the provider thereof for the purpose of any investment in the notes. For the avoidance of doubt, no such opinion, certification or report is, nor shall it be deemed to be, incorporated into this prospectus supplement, the accompanying prospectus or any other filing with the SEC.

We do not intend to apply to list the notes on any securities exchange or include the notes in any automated quotation system. However, in the event that the notes are listed or admitted to trading on any dedicated “green,” “environmental,” “sustainable” or other similarly labelled segment of any stock exchange or securities market (whether or not regulated), or are included in any dedicated “green,” “environmental,” “sustainable” or other similarly labelled index or indices, no representation or assurance is given by us, the underwriters or any other person that such listing or admission, or inclusion in such index or indices, satisfies, whether in whole or in part, any present or future investor expectations or requirements as regards any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own by-laws or other governing rules or investment portfolio mandates, in particular with regard to any direct or indirect environmental, sustainability or social impact of any projects or uses that are the subject of or related to, any Eligible Projects. Furthermore, it should be noted that the criteria for any such listings or admission to trading may vary from one stock exchange or securities market to another and also the criteria for inclusion in such index or indices may vary from one index to another. Nor is any representation or assurance given or made by us, the underwriters or any other person that any such listing or admission to trading, or inclusion in any such index or indices, will be obtained in respect of the notes or, if obtained, that any such listing or admission to trading, or inclusion in such index or indices, will be maintained during the life of the notes.

Any failure to apply an amount equal to the net proceeds from the issuance of the notes in the manner set out in “Use of Proceeds” or the withdrawal of any opinion or certification of Moody’s ESG Solutions (formerly known as Vigeo Eiris) or other third party, or any attestation that we are not complying in whole or in part with any matters subject to such opinion or certification, may have a material adverse effect on the value of the notes or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose. However, neither any such failure, nor any failure to comply with our commitment to certain reporting obligations as described under “Use of Proceeds—Reporting,” will constitute a default or an event of default under the terms of the notes or the Indenture.

USE OF PROCEEDS

We estimate that the net proceeds (after deducting underwriting commissions and estimated offering expenses) from the sale of the notes will be approximately U.S.$1,494 million.

We intend to allocate an amount equal to the net proceeds from the issuance of the notes to new or existing Eligible Projects (as defined below) in accordance with the Framework.

Payment of principal and interest on the notes will be made from our general funds and will not be directly linked to the performance of any Eligible Project.

Background

“Woven Planet”

The “Woven” of Woven Planet stems from the founding spirit that Sakichi Toyoda—our founder—had of “wanting to make his mother’s work easier” when he invented the Toyoda Automatic Loom that led to the establishment of Toyota. The drive to serve others and make their work easier was a core value of Toyota that is carried on to today. “Woven Planet” initiatives represent Toyota’s determination to move step by step toward the future in Toyota’s founding spirit and the SDGs’ spirit of “leaving no one behind.” The word also means to “weave” together the “streets” that are necessary to support the development and implementation of autonomous driving and mobility services. We will aim to create new services and products by connecting goods, information, and cities through software and connected technology centered on people.

In addition, the “Planet” of Woven Planet comes from the ambition to leave a beautiful home for the next generation, which embodies the global perspective that Earth is our “home planet,” similar to our hometown and home country. To contribute to the future, instead of conflicts, if each individual were united with the simple idea of “wanting to use one’s strength for others,” we believe this will contribute to achievement of the SDGs.

The Toyota Philosophy

The automotive industry is entering a once-in-a-century transformational period. In such times when the future is difficult to be foreseen, Toyota has formulated the “Toyota Philosophy,” which we use as a signpost for our employees worldwide and their families as well as for the next generation who will support the future of Toyota. Under the Toyota Philosophy, our mission is defined as “Producing Happiness for All.” We declared “Creating Mobility for All,” as a vision to realize our mission. We use the word “mobility” with an added meaning: “each person should take action.” We will continue to create irreplaceable value with various partners by both doing things the “Toyota Way,” which is to relentlessly commit towards monozukuri (manufacturing), and by valuing imagination with respect to people and society.

We believe that the Toyota Philosophy, which is a continuation of the Toyoda Precepts (a distillation of the thoughts of Sakichi Toyoda), is the very spirit of the SDGs of “leaving no one behind.” We believe that management based on this philosophy will lead to sustainable efforts toward achieving these goals along with the aim of international society to “make a better world.”

Toyota’s Approaches Toward the SDGs Through Its Businesses

We believe that by promoting initiatives in furtherance of Woven Planet, in keeping with the Toyota Philosophy, we will be able to contribute to the achievement of the SDGs. Representative initiatives of Woven Planet are projects relating to safety, the environment, and Woven City. See “Summary—Our Company—Selected Initiatives” for further information.

Framework

We established the Framework in alignment with the Green Bond Principles 2018 (the “GBP”), the Social Bond Principles 2020 (the “SBP”) and the Sustainability Bond Guidelines 2018 (the “SBG”), each as administered by the International Capital Market Association, in order to raise funds from debt security issuances to be used for projects that contribute to solving environmental and social issues.

We have made the Framework available on our website.

Eligible Projects

Toyota will allocate an amount equal to the net proceeds from the issuance of the notes to new or existing projects that meet at least one of the eligibility criteria set forth below. Such projects are referred to as “Eligible Projects.”

•

Realization of a safe mobility society and providing mobility opportunities for vulnerable groups in terms of mobility—research and development and manufacturing costs for the development and manufacturing of (i) advanced safety technology and advanced driving assistance technology and (ii) assisted mobility vehicles designed to accommodate the elderly and people with disabilities

•

Reduction of vehicle CO2 emissions during driving—research and development expenses, investments in property, plant and equipment, and manufacturing costs for the development and manufacturing of BEVs and FCEVs, as well as components for such vehicles

•

Reduction of CO2 emissions from factories and offices—(i) investments in property, plant and equipment towards renewable energy generation such as solar and wind, (ii) expenditures related to the purchase of renewable energy power, etc., including expenditures for the purchase of renewable energy through power purchase agreements and virtual power purchase agreements, and (iii) investments towards purchases of renewable energy power supplies, businesses that generate renewable energy, as well as funds that invest in renewable energy businesses

Existing projects financed up to 36 months prior to the date of the issuance of the notes will be eligible to be treated as Eligible Projects.

Toyota intends to not knowingly allocate the net proceeds from the issuance of the notes to projects that meet one of the following exclusionary criteria:

•	investments in businesses/funds engaged in renewable energy projects that are deemed controversial due to potentially material environmental and/or social risks

•	investments in businesses/funds that operate/invest in energy other than renewables (fossil fuels)

Process for Project Evaluation and Selection

The Finance Division, Capital Strategy & Affiliated Companies Finance Division, Secretarial Division, Environmental Affairs and Engineering Management Division, R&D and Engineering Management Division and Manufacturing Development Department (the “Relevant Departments”) will cooperate and decide on the following items for the Eligible Projects to which the net proceeds from the issuance of the notes will be allocated:

•

evaluating the compliance of proposed projects with the eligibility criteria throughout the life of the notes (with the policy of making only projects with positive long-term effects on the environment/society eligible to be deemed Eligible Projects);

•	ensuring that the portfolio of Eligible Projects is aligned with the categories and eligibility criteria as specified in “—Eligible Projects”;

•	replacing projects that no longer meet the eligibility criteria; and

•	confirming the content of the Framework, and reflecting/updating the relevant changes in Toyota’s business strategy, technology and market developments.

Management of the Proceeds

The Relevant Departments will allocate and manage the net proceeds from the issuance of the notes to Eligible Projects. The Finance Division will also track and monitor an amount equal to the net proceeds from the issuance of the notes based on the Framework as well as periodically adjust to match allocations to applicable Eligible Projects when necessary. Any proceeds pending allocation are expected to be invested temporarily in cash and cash equivalents. In case a project is cancelled or postponed, Toyota intends to reallocate the proceeds to projects that are compliant with the Framework. Toyota intends to allocate an amount equal to the net proceeds of the sale of the notes to Eligible Projects within 24 months after the issuance of the notes.

Reporting

Toyota will report on the matters described below on an annual basis until the net proceeds from the issuance of the notes are fully allocated based on the Framework.

Allocation Reporting

To the extent feasible, the report will contain the following components:

•	A list of allocated Eligible Projects at category level, and the aggregate amount of allocation for each project;

•	The sum of net proceeds from the issuance of the notes allocated to Eligible Projects on a fiscal year basis; and

•

The balance of any unallocated proceeds from the issuance of the notes and information on how unallocated proceeds, if any, have been held in line with the guidelines set forth in “—Management of the Proceeds.”

Impact Reporting

Toyota will strive to report on the environmental and social impact of Eligible Projects financed by the issuance of the notes when feasible and subject to data availability.

Further Information

A second party opinion from Moody’s ESG Solutions (formerly known as Vigeo Eiris), an outside consultant, regarding the Framework has been made publicly available. Originally, for any issuance of debt securities under the Framework, we intended to have our second party opinion provider conduct a compliance review on an annual basis as to the amount of net proceeds that had been allocated in compliance with the Framework’s eligibility criteria until an amount equal to the net proceeds from such issuance had been fully allocated. However, in connection with policy changes at Moody’s ESG Solutions in October 2022, and as part of our updates to the Framework as of May 2023, we will no longer be receiving any such annual compliance reviews.

Neither the Framework, the second party opinion nor any report by any third party (whether or not solicited by us) that will be made available in connection with the issuance of the notes is incorporated by reference into this prospectus supplement, the accompanying prospectus or any other filing with the SEC.

The Framework may be updated from time to time, including in response to further advances and developments in the GBP, SBP and SBG, or other applicable industry or government guidelines establishing best practices for the sustainability bond market.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2023, on an actual basis and an adjusted basis to give effect to the issuance of the notes, but not the use of proceeds therefrom. You should read this table together with our consolidated financial statements, including the notes thereto, and the other financial and operational data appearing elsewhere, or incorporated by reference, in this prospectus supplement.

	Yen in billions
	As of March 31, 2023
	Actual	As adjusted
Current liabilities:
Short-term and current portion of long-term debt(1)	12,305.6	12,305.6

Non-current liabilities:
Long-term debt(1), (2), (3), (4)	17,074.6	17,074.6
5.275% senior notes due 2026 offered hereby(5)	—	66.3
5.118% senior notes due 2028 offered hereby(5)	—	66.3
5.123% senior notes due 2033 offered hereby(5)	—	66.3

Total indebtedness	29,380.2	29,579.1

Shareholders’ equity:
Common stock(6)	397.0	397.0
Additional paid-in capital	498.7	498.7
Retained earnings	28,343.2	28,343.2
Other components of equity	2,836.1	2,836.1
Treasury stock(6)	(3,736.5)	(3,736.5)

Total Toyota Motor Corporation shareholders’ equity	28,338.7	28,338.7

Non-controlling interests	925.5	925.5

Total shareholders’ equity	29,264.2	29,264.2

Total indebtedness and shareholders’ equity	58,644.4	58,843.3

(1)	As of March 31, 2023, no material portion of our consolidated indebtedness was guaranteed. For the purpose of this note, “guaranteed” means guarantees provided by third parties.
(2)	For a discussion of long-term debt that is secured as of March 31, 2023, see Note 17 to the consolidated financial statements in our annual report on Form 20-F for fiscal 2023.
(3)

Toyota enters into certain guarantee contracts with its dealers to guarantee customers’ payments of their installment payables that arise from installment contracts between customers and Toyota dealers, as and when requested by Toyota dealers. For a general discussion of guarantees extended by us, see Note 30 to the consolidated financial statements in our annual report on Form 20-F for fiscal 2023.

(4)

Toyota and certain of its subsidiaries regularly issue senior debt securities. For example, on June 1, 2023, Toyota issued ¥100 billion aggregate principal amount of yen denominated debt securities in Japan, and on May 18, 2023, one of our subsidiaries issued U.S.$2.0 billion aggregate principal amount of dollar denominated debt securities in the United States. Issuances, redemptions, repurchases and repayments of debt securities by us or our subsidiaries from April 1, 2023 to the date hereof, other than the issuance of the notes, are not reflected in the table above.

(5)

Translation of the U.S. dollar amounts of the notes into yen has been made at the exchange rate of ¥132.75 = U.S.$1.00, which was the noon buying rate in New York City for cable transfers in yen as certified for customs purposes by the Federal Reserve Bank of New York on March 31, 2023.

(6)

On May 10, 2023, Toyota announced that its board of directors resolved a repurchase of the company’s shares of common stock. Pursuant to this resolution, Toyota may repurchase a maximum of 120 million shares of its common stock for a maximum aggregate purchase price of ¥150 billion during the period from May 18, 2023 to October 31, 2023. On June 5, 2023, Toyota announced that, in the month of May 2023, it repurchased 11,861,000 shares of its common stock for an aggregate purchase price of ¥23.1 billion, and on July 5, 2023, Toyota announced that, in the month of June 2023, it repurchased 5,623,500 shares of its common stock for an aggregate purchase price of ¥11.3 billion, each repurchase made pursuant to the resolution described above.

Except as stated above, there has been no material change in our capitalization or indebtedness since March 31, 2023.

SELECTED FINANCIAL AND OTHER INFORMATION

The tables below set forth our selected consolidated financial information as of and for each of the four fiscal years ended March 31, 2023, which is derived from our audited annual consolidated financial statements as of and for the same periods, prepared in accordance with IFRS and other supplemental information as of and for each of such four fiscal years. Our annual consolidated financial statements for fiscal 2021, 2022 and 2023 are included in our annual report on Form 20-F for fiscal 2023 filed with the SEC on June 30, 2023, which is incorporated by reference herein. Our annual consolidated financial statements for fiscal 2020 are included in our annual report on Form 20-F for fiscal 2022 filed with the SEC on June 23, 2022. The information presented below is qualified in its entirety by reference to such financial statements.

	Yen in billions, except share and per share data and percentages
	Year ended March 31,
	2020	2021	2022	2023
Consolidated Statement of Income Data:
Automotive:
Sales revenues	26,799.7	24,651.5	28,605.7	33,820.0
Operating income	2,013.1	1,607.1	2,284.2	2,180.6
Financial Services:
Sales revenues	2,193.1	2,162.2	2,324.0	2,809.6
Operating income	283.7	495.5	657.0	437.5
All Other:
Sales revenues	1,504.9	1,052.3	1,129.8	1,224.9
Operating income	103.3	85.3	42.3	103.4
Elimination:
Sales revenues	(631.2)	(651.5)	(680.1)	(700.2)
Operating income	(0.9)	9.6	12.1	3.4
Total Company:
Sales revenues	29,866.5	27,214.5	31,379.5	37,154.2
Operating income	2,399.2	2,197.7	2,995.6	2,725.0
Income before income taxes	2,792.9	2,932.3	3,990.5	3,668.7
Net income attributable to Toyota Motor Corporation	2,036.1	2,245.2	2,850.1	2,451.3
Earnings per share attributable to Toyota Motor Corporation (yen)(1)
Basic	145.49	160.65	205.23	179.47
Diluted	144.02	158.93	205.23	179.47
Shares used in computing earnings per share attributable to Toyota Motor Corporation, basic (in thousands)(1)	13,994,590	13,976,442	13,887,348	13,658,382
Shares used in computing earnings per share attributable to Toyota Motor Corporation, diluted (in thousands)(1)	14,230,090	14,206,137	13,887,659	13,658,382
Operating income margin(2)	8.0%	8.1%	9.5%	7.3%
Net income margin(3)	6.8%	8.3%	9.1%	6.6%

(1)

On October 1, 2021, Toyota Motor Corporation effected a five-for-one stock split of its common stock to shareholders of record as of September 30, 2021. “Earnings per share attributable to Toyota Motor

Corporation (Basic)” and “Earnings per share attributable to Toyota Motor Corporation (Diluted)” are calculated based on the assumption that the stock split was implemented at the beginning of the fiscal year ended March 31, 2020.

“Earnings per share attributable to Toyota Motor Corporation (Diluted)” is not disclosed for fiscal 2023 because there were no potential shares during that period, given that the acquisition of all outstanding First Series Model AA Class Shares took place on April 2, 2021, and the cancellation of all First Series Model AA Class Shares was completed on April 3, 2021.

(2)	Calculated by dividing operating income by sales revenues.
(3)	Calculated by dividing net income attributable to Toyota Motor Corporation by sales revenues.

	Yen in billions, except per share and number of vehicles sold data
	As of or for the year ended March 31,
	2020	2021	2022	2023
Consolidated Statement of Financial Position Data (end of period):
Total assets	53,972.4	62,267.1	67,688.7	74,303.1
Short-term and current portion of long-term debt	9,906.8	12,212.0	11,187.8	12,305.6
Long-term debt	11,434.2	13,447.5	15,308.5	17,074.6
Total Toyota Motor Corporation shareholders’ equity	20,618.9	23,404.5	26,245.9	28,338.7
Common stock	397.0	397.0	397.0	397.0
Other Data:
Dividends per common share (yen)(1)	44.0	48.0	52.0	60.0
Number of vehicles sold (thousands of units)
Japan	2,240	2,125	1,924	2,069
North America	2,713	2,313	2,394	2,407
Europe	1,029	959	1,017	1,030
Asia	1,600	1,222	1,543	1,751
Other(2)	1,372	1,027	1,352	1,565

Worldwide total	8,955	7,646	8,230	8,822

(1)

On October 1, 2021, Toyota Motor Corporation effected a five-for-one stock split of its common stock to shareholders of record as of September 30, 2021. “Dividends per common share (yen)” is calculated based on the assumption that the stock split was implemented at the beginning of the fiscal year ended March 31, 2020.

(2)	“Other” consists of Central and South America, Oceania, Africa and the Middle East, etc.

Other Financial Data

R&D Expenditures

	Yen in billions
	Year ended March 31,
	2020	2021	2022	2023
Research and development expenses	1,096.0	1,084.7	1,091.6	1,224.5
R&D-related expenditures recognized as intangible assets, net of amortization expenses	14.3	5.7	32.5	17.1

R&D expenditures	1,110.3	1,090.4	1,124.2	1,241.6

Toyota presents R&D expenditures as a supplemental measure that demonstrates the amount of R&D expenditures undertaken during the relevant reporting period. Toyota defines R&D expenditures as research and development expenses, plus research and development-related expenditures that were recognized as intangible assets, less amortization expenses for such assets. This measure has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for an analysis of Toyota’s research and development expenses as reported under IFRS. Reconciliations of R&D expenditures to research and development expenses under IFRS are set forth above.

Adjusted Capital Expenditures for Property, Plant and Equipment, Excluding Vehicles and Equipment on Operating Leases

	Yen in billions
	Year ended March 31,
	2020	2021	2022	2023
Cash paid for additions to fixed assets excluding equipment leased to others	1,246.3	1,213.9	1,197.2	1,450.1
Non-cash additions to fixed assets excluding equipment leased to others	126.0	79.3	145.8	155.6

Adjusted capital expenditures for property, plant and equipment, excluding vehicles and equipment on operating leases	1,372.3	1,293.2	1,343.0	1,605.8

Toyota presents adjusted capital expenditures for property, plant and equipment, excluding vehicles and equipment on operating leases, as a supplemental measure that demonstrates the book value of such assets acquired during the relevant reporting period. Toyota defines adjusted capital expenditures for property, plant and equipment, excluding vehicles and equipment on operating leases, as cash paid for additions to fixed assets excluding equipment leased to others, plus non-cash additions to fixed assets excluding equipment leased to others. This measure has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for an analysis of Toyota’s cash paid for additions to fixed assets excluding equipment leased to others as reported under IFRS. Reconciliations of adjusted capital expenditures for property, plant and equipment, excluding vehicles and equipment on operating leases, to cash paid for additions to fixed assets excluding equipment leased to others under IFRS are set forth above.

Adjusted Depreciation Expenses

	Yen in billions
	Year ended March 31,
	2020	2021	2022	2023
Depreciation and amortization	1,595.3	1,644.2	1,821.8	2,039.9
Depreciation expense on vehicles in operating leases and amortization of right of use assets	(792.0)	(767.3)	(814.5)	(854.8)

Adjusted depreciation expenses	803.3	876.9	1,007.2	1,185.0

Toyota presents adjusted depreciation expenses as a supplemental measure of the depreciation expenses of certain assets in its businesses. Under IFRS, Toyota defines adjusted depreciation expenses as depreciation and amortization less depreciation expense on vehicles in operating leases and amortization of right of use assets. This measure has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for an analysis of depreciation and amortization as reported under IFRS. Reconciliations of adjusted depreciation expenses to depreciation and amortization under IFRS are set forth above.

Liquid Assets (Non-Financial Services)

	Yen in billions
	As of March 31,
	2020	2021	2022	2023
Liquid assets	10,628.4	14,212.2	13,451.0	14,715.0
Less: liquid assets (financial services)*	2,025.8	2,632.8	2,933.7	3,401.3

Liquid assets (non-financial services)	8,602.6	11,579.4	10,517.3	11,313.7

*	After intersegment eliminations.

Toyota presents liquid assets (non-financial services) as a supplemental measure of the liquidity of its businesses other than financial services. Toyota defines liquid assets (non-financial services) as liquid assets (defined as cash and cash equivalents, time deposits, public and corporate bonds and its investments in monetary trust funds on a consolidated basis), less liquid assets attributable to our financial services business after intersegment eliminations. This measure has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for an analysis of Toyota’s assets and liabilities as reported under IFRS. Reconciliations of liquid assets (non-financial services) to liquid assets under IFRS are set forth above.

DESCRIPTION OF THE NOTES

The following description of the notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of our senior debt securities set forth in the accompanying prospectus under the heading “Description of Senior Debt Securities.” It is important for you to consider the information contained in this prospectus supplement and in the accompanying prospectus and any applicable free writing prospectus in making your investment decision with respect to the notes. Whenever a defined term is referred to but not defined in this section, the definition of that term is contained in the accompanying prospectus or in the Indenture (as described below).

When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Toyota Motor Corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, any existing or future subsidiaries.

General

The 2026 notes, the 2028 notes and the 2033 notes will each constitute a series of senior debt securities to be issued under an indenture between us and The Bank of New York Mellon, as Trustee (the “Trustee”), dated as of July 20, 2018, as amended or supplemented from time to time (the “Indenture”). The Indenture is qualified under the U.S. Trust Indenture Act of 1939, as amended. The Indenture is more fully described in the accompanying prospectus. Upon prior written request and satisfactory proof of holding, copies of the Indenture and any amendments or supplements thereto will be available during normal office hours (being 9:00 a.m. to 3:00 p.m.) at the offices of the Trustee or may be provided by email to such holder requesting copies of such documents.

We will issue the notes in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. The notes of each series will be represented by one or more registered notes in global form without coupons deposited with a custodian and registered in the name of DTC or its nominee, in each case for credit to the accounts of direct and indirect participants, including Euroclear and Clearstream.

The notes of each series may be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” below and as set forth under “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus. The notes will not be subject to any sinking fund.

The notes will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations and except for statutorily preferred obligations.

The Indenture does not and the notes will not contain any financial covenants or restrictions on the payment of dividends, the incurrence of indebtedness, including other senior indebtedness (other than as set forth below under “—Negative Pledge”), or the issuance or repurchase of our securities. The Indenture does not and the notes will not contain any covenants or other provisions to afford protection to holders of the notes in the event of a highly leveraged transaction or a change in control of us.

Principal, Maturity and Interest

We expect to issue one or more series of senior fixed rate notes in the initial aggregate principal amount(s) and with the maturity date(s) set forth in the applicable pricing term sheet and described on the cover page and under “Summary—The Offering.”

Interest on the notes of each series will accrue at the rate per annum, and from the date, set forth in the applicable pricing term sheet and described on the cover page and under “Summary—The Offering.” We will pay interest on the notes of each series semiannually in arrears, on January 13 and July 13 of each year, beginning on January 13, 2024, to the persons in whose names the notes of each series are registered as of the close of business on January 3 and July 3 of each year (whether or not a business day) immediately preceding the relevant interest payment date. Interest on the notes will be paid to but excluding the relevant interest payment date. We will compute interest on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). We will pay the principal of and interest on the notes of each series in U.S. dollars or in such other coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

If any payment is due on the notes on a day that is not a business day, we will make the payment on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the notes or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

All payments in respect of the notes will be subject in all cases to any applicable fiscal laws or other laws and regulations, and, except as described in “Description of Senior Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus, no additional amounts will be payable as a result of the withholding or deduction of any taxes or duties of whatever nature imposed or levied as a result of such laws or regulations.

The term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking or trust institutions in New York City or in Tokyo are authorized generally or obligated by law, regulation or executive order to be closed.

Optional Redemption

We have the option to redeem the notes of each series, in whole or in part, at any time prior to June 13, 2026 (the date that is one month before maturity) in the case of the 2026 notes, June 13, 2028 (the date that is one month before maturity) in the case of the 2028 notes and April 13, 2033 (the date that is three months before maturity) in the case of the 2033 notes, or, in each case, the Par Call Date, upon giving between 30 and 60 days’ prior notice of redemption to the Trustee and the holders of the notes.

The redemption price for each series of notes to be redeemed prior to the applicable Par Call Date will be equal to the greater of:

(i)	100% of the aggregate principal amount of the notes being redeemed; or

(ii)

the make-whole price, as determined by us or the Independent Investment Banker (if appointed and instructed by us to make such calculation at our sole discretion), which equals the sum of the present values of the principal and the remaining scheduled payments of interest on the notes being redeemed (exclusive of interest accrued to the date of redemption) that would be due if such notes were redeemed on the applicable Par Call Date for such notes, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points in the case of the 2026 notes, 12.5 basis points in the case of the 2028 notes and 17.5 basis points in the case of the 2033 notes, plus, in each case, accrued and unpaid interest on the principal amount of the notes being redeemed to, but excluding, the date of redemption. Neither the Trustee nor any of the Agents (as defined in the Indenture) shall be responsible for verifying or calculating the Treasury Rate or the make-whole price.

We have the option to redeem the notes of each series, in whole or in part, at any time on or after the Par Call Date for such series of notes, upon giving between 30 and 60 days’ prior notice of redemption to the Trustee and the holders of the notes, at a redemption price equal to 100% of the aggregate principal amount of the notes of such series to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

If less than all of the notes of a series are to be redeemed, such notes shall be redeemed on a pro rata basis (or, in the case of notes represented by global certificates, on a pro rata pass-through distribution of principal basis, in accordance with the procedures of DTC), based on the then outstanding principal amount of each note of such series, provided, however, that if any such pro-rated redemption would result in any notes of such series having a principal amount of less than the minimum denomination, all such notes of such series shall be redeemed in full prior to the redemption of any other notes of such series, except as may be provided in the form of note or in any indenture supplemental thereto. Unless the context otherwise requires, all provisions relating to the redemption of the notes shall relate, in the case of any note redeemed or to be redeemed only in part, to the portion of the principal amount of such note which has been or is to be redeemed.

Unless we default on the payment of the redemption price, interest will cease to accrue on the redemption date on the notes or portions thereof called for redemption.

As used herein:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the term from the relevant redemption date to the applicable Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of maturity comparable to the term from the relevant redemption date to the applicable Par Call Date.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations obtained for such redemption date.

“Independent Investment Banker” means an independent investment banking or commercial banking institution of national standing in the United States appointed by us at our sole discretion.

“Primary Treasury Dealer” means a primary U.S. government securities dealer in New York City.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC (or its respective affiliate that is a Primary Treasury Dealer) and one other Primary Treasury Dealer selected by us, and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third New York Banking Day (as defined in the Indenture) preceding the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to, the semi-annual equivalent yield to maturity or interpolated (on a day count basis) maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, and shall be calculated by us or the Independent Investment Banker (if appointed and instructed by us to make such calculation at our sole discretion).

All determinations, elections, calculations and quotations made or obtained for the purposes of calculating the make-whole price and the Treasury Rate, whether by us, the Independent Investment Banker or any Reference Treasury Dealer, in the absence of manifest error, will be final and conclusive for all purposes and binding on us, the Trustee, the paying agent and the holders of the notes.

Optional Tax Redemption

We have the option to redeem the notes prior to maturity in the event of certain changes in tax laws or regulations and certain other conditions are met. See “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus.

Negative Pledge

So long as any of the notes remain outstanding, we may not create or permit to subsist any Lien (as defined below) on any of our property, assets or revenues, present or future, to secure, for the benefit of the holders of Public External Indebtedness (as defined below), payment of any sum owing in respect of any such Public External Indebtedness, any payment under any guarantee of any such Public External Indebtedness or any payment under any indemnity or other like obligation relating to any such Public External Indebtedness, unless contemporaneously therewith effective provision is made to secure the outstanding notes equally and ratably with such Public External Indebtedness with a similar Lien on the same property, assets or revenues securing such Public External Indebtedness for so long as such Public External Indebtedness are secured by such Lien. Notwithstanding the foregoing, this restriction will not apply to Liens on money paid to or money or securities deposited by us with a fiscal agent, trustee or depository to pay, defease or discharge in full over time our obligations in respect of other Public External Indebtedness (provided that such money or securities so paid or deposited, and the proceeds therefrom, will be sufficient to pay or discharge such obligations in full).

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset and any other right of or arrangement with any creditor to have its claims satisfied out of any property or assets, or the proceeds therefrom, prior to any general creditor of the owner thereof.

“Public External Indebtedness” means any bonds, debentures, notes or any other similar investment securities evidencing our indebtedness for borrowed money, or guarantees thereof, which (a) are either (i) by their terms payable, or confer a right to receive payment, in any currency other than Japanese yen or (ii) denominated in Japanese yen and more than 50% of the aggregate principal amount thereof is initially distributed outside of Japan by or with our authorization; and (b) are, are capable of being or are intended to be, quoted, listed, ordinarily dealt in or traded on a stock exchange or over-the-counter or other securities market outside Japan.

Events of Default and Remedies

Holders of the notes will have certain rights if an event of default occurs. You should read the information under the heading “Description of Senior Debt Securities—Events of Default under the Indenture” in the accompanying prospectus.

Methods of Receiving Payments

The principal of, and interest and additional amounts on, the notes represented by the global certificates will be payable in U.S. dollars. Subject to the terms of the Indenture, the paying agent will hold all sums received by it for the payment of the principal and interest on the notes. We will cause the paying agent to pay such amounts received by it, on the dates payment is to be made, directly to DTC.

Trustee, Paying Agent, Transfer Agent and Registrar

The Bank of New York Mellon, located at 240 Greenwich Street, New York, New York, 10286, U.S.A., will initially act as trustee, paying agent, transfer agent and registrar for the notes. We may change the paying agent, transfer agent or registrar without prior notice to the holders of the notes, and we or any of our subsidiaries may act as paying agent, transfer agent or registrar.

Governing Law

The notes will be, and the Indenture is, governed by and construed in accordance with the laws of the State of New York.

Book Entry, Delivery and Form

The notes will be represented by one or more global certificates. The global certificates will be deposited upon issuance with Cede & Co., as nominee for DTC, and registered in the name of DTC or its nominee, in each case for credit to the accounts of direct or indirect participants, including Euroclear and Clearstream.

Except as otherwise described in this prospectus supplement or the accompanying prospectus, the global notes may be transferred, in whole and not in part, only to DTC, a nominee of DTC or to a successor of DTC or its nominee. You may not exchange your beneficial interests in the global notes for notes in certificated form except in limited circumstances. In addition, transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

It is expected that delivery of the notes will be made against payment for the notes on the date set forth in the applicable pricing term sheet and described on the cover page and under “Summary—The Offering.”

Clearance and Settlement

The notes have been accepted for clearance through DTC, Euroclear and Clearstream.

TAXATION

The following is a general description of certain aspects of Japanese and U.S. federal income taxation applicable to the notes. It does not purport to be a comprehensive description of the tax aspects of the notes. Prospective purchasers should note that, although the general tax information on Japanese and U.S. taxation is described hereunder for convenience, the statements below are general in nature and not exhaustive.

Prospective purchasers are advised to consult their own legal, tax, accountancy or other professional advisers in order to ascertain their particular circumstances regarding taxation. The statements below are based on current tax laws and regulations in Japan and the United States and applicable income tax treaties executed by Japan and the United States all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the notes or any person purchasing, selling or otherwise dealing in the notes or any tax implication arising from the purchase, sale or other dealings in respect of the notes.

Japanese Taxation

The Notes

The notes do not fall under the concept of so-called “taxable linked bonds” as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation, i.e., bonds of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order No. 43 of 1957, as amended (the “Cabinet Order”), under the Act on Special Measures Concerning Taxation) relating to the issuer of the notes or a specially-related person of the issuer (as defined below).

Representation by Investor upon Distribution

By subscribing for the notes, an investor will be deemed to have represented that it is a beneficial owner that is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer or (ii) a Designated Financial Institution, as defined below. The notes are not as part of the distribution by the underwriters under the applicable underwriting agreement at any time to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is described in (i) or (ii) above.

Interest Payments on Notes and Redemption Gain or Redemption Loss

The following description of Japanese taxation (limited to national taxes) applies exclusively to interest on the notes and the redemption gain or redemption loss, meaning any positive or negative difference between the acquisition price of the interest-bearing notes of the holder and the amount which the holder receives upon redemption of such interest-bearing notes (the “Redemption Gain” or the “Redemption Loss,” as the case may be), where such notes are issued by the issuer of the notes outside Japan and payable outside Japan. In addition, the following description assumes that only global notes are issued for the notes, and no definitive notes and coupons that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisers as to their exact tax position.

1. Non-resident Investors

If the recipient of interest on the notes or of the Redemption Gain with respect to such interest-bearing notes is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences on such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the issuer. Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the issuer, income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes under Japanese tax law.

1.1. Interest

(1) If the recipient of interest on the notes is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of the interest on the notes is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with, inter alia:

(i)

if the relevant notes are held through certain participants in an international clearing organization such as DTC or certain financial intermediaries prescribed by the Act on Special Measures Concerning Taxation and the Cabinet Order (each such participant or financial intermediary, a Participant), the requirement that such recipient provide, at the time of entrusting a Participant with the custody of the relevant notes, certain information prescribed by the Cabinet Order together with the Act on Special Measures Concerning Taxation and the ministerial ordinance and other regulations thereunder (the “Law”) to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted (the “Interest Recipient Information”), and advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a specially-related person of the issuer), and that the issuer of the notes prepare and file a certain confirmation prescribed by the Law (an “Interest Recipient Confirmation”) with the competent local tax office in a timely manner based upon the Interest Recipient Information communicated through the Participant and the relevant clearing organization; and

(ii)

if the relevant notes are not held by a Participant, the requirement that such recipient submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho) (the “Written Application for Tax Exemption”), together with certain documentary evidence, and that the issuer of the notes file the Written Application for Tax Exemption so received with the competent local tax office in a timely manner.

Failure to comply with such requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Law) will result in the withholding by the issuer of the notes of income tax at the rate of 15.315% of the amount of such interest.

(2) If the recipient of interest on the notes is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of interest is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such interest will not be subject to a 15.315% withholding tax by the issuer of the notes, if the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as set out in paragraph 1.1(1) are complied with. Failure to do so will result in the withholding by the issuer of the notes of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will be subject to regular income tax or corporate tax, as appropriate.

(3) Notwithstanding paragraphs 1.1(1) and (2), if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a person who has a special relationship with the issuer of the notes (that is, in general terms, a person who directly or indirectly controls, or is directly or indirectly controlled by, or is under direct or indirect common control with, the issuer of the notes) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation (such person is referred to as a specially-related person of the issuer) as of the beginning of the fiscal year of the issuer of the notes in which the relevant interest payment date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes. If such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise than by way of withholding, could apply to such interest under Japanese tax law.

(4) If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a specially-related person of the issuer) is subject to Japanese withholding tax with respect to interest on the notes under Japanese tax law, a reduced rate of withholding tax or exemption from such withholding tax may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. As of the date of this prospectus supplement, Japan has income tax treaties, conventions or agreements whereby the above-mentioned withholding tax rate is reduced, generally to 10% with, inter alia, Australia, Canada, Finland, France, Hong Kong, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal and Singapore. Under the tax treaties between Japan and Austria, Belgium, Denmark, Germany, Spain, Sweden, Switzerland, the United Kingdom or the United States, interest paid to qualified Austrian, Belgian, Danish, German, Spanish, Swedish, Swiss, United Kingdom or United States residents is generally exempt from Japanese withholding tax (for Belgium, only for a Belgian enterprise). Under the current income tax treaties between Japan and Australia, France, the Netherlands or New Zealand, certain limited categories of qualified Australian, French, Dutch or New Zealand residents receiving interest on the notes may, subject to compliance with certain procedural requirements under Japanese law, be fully exempt from Japanese withholding tax on payments of interest on the notes (provided that no exemption will apply to pension funds in the case of Australia and New Zealand). In order to avail themselves of such reduced rate of, or exemption from, Japanese withholding tax under any applicable income tax treaty, individual non-residents of Japan or non-Japanese corporations which are entitled, under any applicable income tax treaty, to a reduced rate of, or exemption from, Japanese withholding tax on payment of interest by the issuer of the notes are required to submit an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest (as well as any other required forms and documents) in advance through the issuer of the notes to the relevant tax authority before payment of interest.

(5) Under the Law, if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the notes becomes a specially-related person of the issuer, or an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of the issuer becomes a beneficial owner of the notes, and, if such notes are held through a Participant, then such individual non-resident of Japan or non-Japanese corporation should notify the Participant of such change in status by the immediately following interest payment date of the notes. As described in paragraph 1.1(3) above, as the status of such individual non-resident of Japan or non-Japanese corporation as a specially-related person of the issuer for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of the issuer in which the relevant interest payment date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific interest payment date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a specially-related person of the issuer.

1.2. Redemption Gain or Redemption Loss

(1) If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of such Redemption Gain is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no income tax or corporate tax is payable by way of withholding or otherwise with respect to such Redemption Gain. If there is any Redemption Loss, such Redemption Loss will be disregarded for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(2) If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such Redemption Gain will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(3) Notwithstanding paragraphs 1.2(1) and (2), if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a specially-related person of the issuer as of the beginning of the fiscal year of the issuer of the notes in which such individual non-resident of Japan or non-Japanese corporation acquired such notes, the Redemption Gain will not be subject to withholding tax but will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan; provided that an exemption may be available under the relevant income tax treaty. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

2. Resident Investors

If the recipient of interest on the notes is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a specially-related person of the issuer, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution which complies with the requirement for tax exemption under Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation, or (ii) a Public Corporation, etc., as defined below, or a Specified Financial Institution, as defined below, to which such interest is paid through the Japanese Custodian, as defined below, in compliance with the requirement for tax exemption under Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation.) In addition to the withholding tax consequences upon resident investors as explained in this section 2, resident investors should consult their own tax advisors regarding income tax or corporate tax consequences otherwise than by way of withholding, including the treatment of the Redemption Loss, bearing in mind, especially for individual residents of Japan, the change to the taxation regime of bonds which took effect on January 1, 2016.

2.1. Interest

(1) If an individual resident of Japan or a Japanese corporation (other than a Specified Financial Institution or a Public Corporation etc. who complies with the requirement as referred to in paragraph 2.1(2)) receives payments of interest on the notes through certain Japanese payment handling agents, each a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by the Japanese Payment Handling Agent rather than by the issuer of the notes. As the issuer of the notes is not in a position to know in advance the recipient’s status, the recipient of interest falling within this category should inform the issuer of the notes through a paying agent of its status in a timely manner. Failure to so inform may result in double withholding.

(2) If the recipient of interest on the notes is a Japanese public corporation or a Japanese public-interest corporation designated by the relevant law (a “Public Corporation etc.”) or a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the relevant Cabinet Order under Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation (each, a “Specified Financial Institution”) that keeps its notes deposited with, and receives the interest through, a Japanese Payment Handling Agent with custody of the notes (the “Japanese Custodian”), and such recipient submits through such Japanese Custodian to the competent tax authority the report prescribed by the Law, no withholding tax is levied on such interest. However, since the issuer of the notes is not in a position to know in advance the recipient’s such tax exemption status, the recipient of interest falling within this category should inform the issuer of the notes through a paying agent of its status in a timely manner. Failure to so notify the issuer of the notes may result in the withholding by the issuer of the notes of a 15.315% income tax.

(3) If an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution which complies with the requirements described in paragraph 2.1(4)) receives interest on the notes not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes.

(4) If a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation, each, a Designated Financial Institution, receives interest on the notes not through a Japanese Payment Handling Agent and the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as referred to in paragraph 1.1(1) are complied with, no withholding tax will be imposed.

2.2. Redemption Gain

If the recipient of the Redemption Gain is an individual resident of Japan or a Japanese corporation, such Redemption Gain will not be subject to any withholding tax.

3. Special Additional Tax for Reconstruction from the Great East Japan Earthquake

Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake of March 11, 2011, the withholding tax rate has been effectively increased to 15.315% during the period beginning on January 1, 2013 and ending on December 31, 2037. On or after January 1, 2038, all references to the tax rate of 15.315% in the foregoing descriptions will read 15%. There is also certain special additional tax imposed upon regular income tax due other than by way of withholding for individual non-residents of Japan, as referred to in the foregoing descriptions, for the period mentioned above.

Capital Gains, Stamp Tax and Other Similar Taxes, Inheritance and Gift Taxes

Gains derived from the sale of notes outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.

No stamp, issue, registration or similar taxes or duties will, under current Japanese law, be payable in Japan by holders of the notes in connection with the issue of the notes, nor will such taxes be payable by holders of the notes in connection with their transfer if such transfer takes place outside Japan.

Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired notes from another individual as legatee, heir or donee.

Material U.S. Federal Income Tax Considerations

The following is a description of material U.S. federal income tax consequences of the ownership and disposition of the notes by U.S. Holders (as described below), but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to acquire notes. This discussion applies to you only if you are a U.S. Holder who purchases notes of a series pursuant to this offering at the “issue price,” which is the first price at which a substantial amount of the notes of that series is sold to the public (not including bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers), and who holds the notes as capital assets for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences and differing tax consequences that may be applicable to you if you are, for instance:

•	a bank and certain other financial institution;

•	an insurance company;

•	a regulated investment company or real estate investment trust;

•	a retirement plan;

•	a dealer in securities or foreign currencies;

•	a trader in securities that uses a mark-to-market method of tax accounting;

•	holding notes as part of a “straddle,” hedging, conversion or integrated transaction;

•	a person whose functional currency is not the U.S. dollar;

•	a U.S. expatriate;

•	a partnership (or any other entity or arrangement treated as a partnership) for U.S. federal income tax purposes or a partner therein; or

•	a tax-exempt entity.

If you are a partnership (or any other entity or arrangement treated as a partnership) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. If you are a partnership owning notes or a partner in such partnership, you should consult your tax adviser as to your particular U.S. federal income tax consequences of owning and disposing of the notes.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, Treasury regulations, and the income tax treaty between the United States and Japan (the “Treaty”), changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, potentially with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service (the “IRS”) regarding any manner discussed herein. This summary does not address state, local or non-U.S. tax consequences, U.S. federal estate or gift tax consequences or any consequences other than U.S. federal income tax consequences.

If you are considering the purchase of notes, you should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

You are a U.S. Holder if you are, for U.S. federal income tax purposes, a beneficial owner of a note and:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (a) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust; or (b) for which an election is in effect under current Treasury regulations to be treated as a U.S. person.

Interest

It is expected, and therefore this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. Interest paid on a note will be taxable to you as ordinary income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. The amount of interest taxable as ordinary income will include amounts, if any, withheld in respect of Japanese taxes and any additional amounts paid with respect thereto as described under “Description of Senior Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus. See “—Japanese Taxation—The Notes—Interest Payments on Notes and Redemption Gain or Redemption Loss —1. Non-resident Investors” for a discussion of the requirements for obtaining an exemption from Japanese withholding tax.

Interest will constitute foreign source income for U.S. federal income tax purposes, and will constitute either “passive category income” or “general category income” for foreign tax credit purposes. Subject to applicable limitations, some of which vary depending upon your particular circumstances, any Japanese income taxes withheld from interest payments on a note may be creditable against your U.S. federal income tax liability. Any Japanese withholding taxes on interest payments will not be creditable to the extent that the Japanese tax can be reduced, eliminated or refunded under Japanese law or the Treaty. The rules governing foreign tax credits are complex and recently issued Treasury regulations that apply to foreign taxes paid or accrued in taxable years beginning on or after December 28, 2021 (the “foreign tax credit regulations”) have imposed additional requirements that must be met for a foreign tax to be creditable. You should consult your tax adviser regarding the availability of foreign tax credits in your particular circumstances. Instead of claiming a credit, subject to applicable limitations, you may elect to deduct foreign taxes (if any) in computing your taxable income. An election to deduct foreign taxes instead of claiming foreign tax credits must apply to all foreign taxes paid or accrued in the taxable year.

Sale or Other Taxable Disposition of the Notes

Upon the sale or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as described under “—Interest” above. Your tax basis in a note will generally equal the amount you paid for such note.

Gain or loss realized on the sale or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition you have held the note for more than one year. Long-term capital gains recognized by certain non-corporate taxpayers (including individuals) are eligible to be taxed at rates lower than those applicable to ordinary income. The deductibility of capital losses is subject to limitations. Gain or loss generally will be U.S. source for purposes of computing your foreign tax credit limitation. You should consult your tax adviser regarding the application of the U.S. foreign tax credit rules (including the foreign tax credit regulations) in your particular circumstances.

Backup Withholding and Information Reporting

Information returns may be required to be filed with the IRS in connection with payments on the notes and proceeds received from a sale or other disposition of the notes unless you are an exempt recipient. You may also be subject to backup withholding on these payments in respect of your notes unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or, if required, you provide proof of an applicable exemption. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Certain U.S. Holders are required to report information to the IRS with respect to their ownership of “specified foreign financial assets,” which generally will include the notes, subject to certain exceptions (including an exception for notes held in accounts maintained by certain financial institutions). U.S. Holders who fail to report required information could become subject to substantial penalties. You should consult your tax adviser regarding your reporting obligations with respect to the notes.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), individual retirement accounts, “Keogh plans” and other arrangements subject to Section 4975 of the Code and entities whose underlying assets include “plan assets” of any such plan, account or arrangement (collectively, “Plans”) should consider the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code before authorizing an investment in the notes.

In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, but may be subject to other federal, state, local or non-U.S. laws that are substantially similar to such provisions of ERISA or the Code (each, a “Similar Law”). Fiduciaries of Non-ERISA Arrangements should consider the consequences of an investment in the notes under any applicable Similar Law before authorizing such an investment.

Any purchaser and holder of the notes or any interest therein will be deemed to have represented by its purchase and holding of the notes that either (i) it is not a Plan or Non-ERISA Arrangement and is not purchasing the notes or any interest therein on behalf of or with plan assets of any Plan or Non-ERISA Arrangement or (ii) the purchase, holding and subsequent disposition of the notes or any interest therein will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any applicable Similar Law.

For a more detailed discussion of benefit plan investor considerations, please see the discussion under the heading “Certain Benefit Plan Investor Considerations” in the accompanying prospectus, dated June 24, 2022.

Nothing in this prospectus supplement is, or should be construed as, a representation or advice as to whether an investment in the notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING

J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement, among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective principal amounts of the notes set forth opposite its name below.

Underwriter	Principal Amount of the 2026 notes		Principal Amount of the 2028 notes		Principal Amount of the 2033 notes
J.P. Morgan Securities LLC	U.S.$	265,000,000	U.S.$	265,000,000	U.S.$	265,000,000
BofA Securities, Inc.		185,000,000		185,000,000		185,000,000
Citigroup Global Markets Inc.		25,000,000		25,000,000		25,000,000
Morgan Stanley & Co. LLC		25,000,000		25,000,000		25,000,000

Total	U.S.$	500,000,000	U.S.$	500,000,000	U.S.$	500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their affiliates and controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer each series of the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement. After the initial offering, the public offering prices, concessions or any other term of the offering may be changed.

The expenses of the offering, including the SEC registration fee, printing expenses and fees and expenses of our legal and accounting advisors as well as the trustee but not including the underwriting commissions, are estimated at approximately U.S.$2.1 million and are payable by us. We have agreed to reimburse the underwriters for certain legal and other expenses in connection with this offering.

New Issue of Notes

The notes are new issues of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about July 13, 2023, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder may be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, for a period commencing on the date hereof and ending the closing date of this offering, without first obtaining the prior written consent of the representatives of the underwriters, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or otherwise dispose of, any other U.S. dollar-denominated senior debt securities or securities exchangeable for or convertible into U.S. dollar-denominated senior debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters and/or any person acting on behalf thereof may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters and/or any person acting on behalf thereof of a greater principal amount of the notes than they are required to purchase from us in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and may publish or express independent research views in respect of such securities or financial instruments, or in respect of assets, currencies or commodities that may be related to our business, and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities, instruments, assets, currencies or commodities.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the FIEA and are subject to the Act on Special Measures Concerning Taxation. Each of the underwriters has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell, notes in Japan or to, or for the benefit of, any person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any person resident in Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution pursuant to the underwriting agreement dated the date hereof at any time, directly or indirectly, offer or sell any notes to, or for the benefit of, any person other than a beneficial owner that is, (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, Paragraph 4 of the Act on Special Measures Concerning Taxation or (b) a Japanese financial institution, designated in Article 6, Paragraph 11 of the Act on Special Measures Concerning Taxation.

Notice to Prospective Investors in European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by the UK PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation and FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us, and all applicable provisions of the FSMA have been complied with and will be complied with in respect to anything done in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

This prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the prospectus supplement being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or in the underwriters’ possession for the purposes of this offering or will be issued or in the underwriters’ possession for the purposes of this offering in Hong Kong or elsewhere other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, may not be circulated or distributed, nor may the notes be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time ( the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Shares and Securities-based Derivatives Contracts) Regulations 2018.

A reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended March 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers Aarata LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers Aarata LLC’s address is JR Central Towers 38th Floor, 1-1-4 Meieki, Nakamura-ku, Nagoya-shi, Aichi 450-6038, Japan.

LEGAL MATTERS

The validity of the notes with respect to United States federal law and New York State law will be passed upon for us by Shearman & Sterling LLP, our United States counsel, and for the underwriters by Davis Polk & Wardwell LLP, United States counsel for them. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference our annual report on Form 20-F for fiscal 2023, filed on June 30, 2023 (File Number 001-14948), and our current report on Form 6-K, dated July 5, 2023 relating to the status of the repurchase of shares of our common stock.

All subsequent documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. In addition, any Form 6-K subsequently furnished to the SEC specifying that it is being incorporated by reference into this prospectus supplement shall be deemed to be incorporated by reference. All such documents so incorporated by reference shall become a part of this prospectus supplement on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, a copy of any document that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Toyota Motor Corporation

1 Toyota-cho, Toyota City

Aichi Prefecture 471-8571, Japan

Attention: Financial Reporting Department, Accounting Division

Telephone number: +81-565-28-2121

Except as described above, no other information is incorporated by reference in this prospectus supplement, including, without limitation, information on our internet site at https://www.toyota-global.com.

You may obtain a copy of any audited annual consolidated financial statements published by us subsequently to the date of this prospectus supplement on our internet site at https://www.toyota-global.com.

PROSPECTUS

TOYOTA MOTOR CORPORATION

SENIOR DEBT SECURITIES

By this prospectus, Toyota Motor Corporation, may offer and sell senior debt securities from time to time in one or more offerings.

This prospectus provides you with a general description of the senior debt securities Toyota Motor Corporation may offer and the manner in which they will be offered and sold.

Each time senior debt securities are sold using this prospectus, Toyota Motor Corporation will provide a supplement to this prospectus that contains specific terms of the senior debt securities and describes the specific manner in which the senior debt securities will be offered and sold. The supplement may also add, update or change information contained in this prospectus. Before you invest in any of these senior debt securities, you should carefully read this prospectus and any applicable supplement, including documents incorporated by reference herein or therein.

The senior debt securities will be offered through underwriters, dealers or agents or directly to investors. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the senior debt securities covered by the prospectus supplement.

Investing in the senior debt securities involves risk. See “Item 3. Key Information—3.D Risk Factors” in Toyota Motor Corporation’s most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) and any additional risk factors included in the applicable prospectus supplement under the heading “Risk Factors.”

Neither the SEC nor any state securities commission has approved or disapproved of these senior debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 24, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the senior debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the senior debt securities which we may offer. Each time we sell senior debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the senior debt securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or conflicts with, the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you together with additional information described under the heading “Where You Can Find More Information” beginning on page 31 of this prospectus before purchasing any of our senior debt securities.

We have not authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor will we make, an offer to sell senior debt securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any day other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus and any supplement to this prospectus to “Toyota,” “we,” “us,” “our” and similar terms refer to Toyota Motor Corporation and its consolidated subsidiaries, as a whole group. We use the word “you” to refer to prospective investors in the senior debt securities.

Our consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”). The term “IFRS” also includes International Accounting Standards and the related interpretations of the interpretations committees (SIC and IFRIC).

Unless otherwise stated or the context otherwise requires, all amounts in such financial statements are expressed in Japanese yen.

In this prospectus and any prospectus supplement, when we refer to “dollars,” “U.S.$” and “$,” we mean U.S. dollars, and, when we refer to “yen” and “¥,” we mean Japanese yen. This prospectus contains a translation of certain yen amounts into dollars solely for your convenience. However, these translations should not be construed as representations that the yen amounts have been, could have been or could be converted into dollars at that or any other rate or at all.

Certain monetary amounts, ratios and percentage data included in this prospectus have been subject to rounding adjustments for your convenience. Accordingly, figures shown as totals in certain tables may not be equal to the arithmetic sums of the figures which precede them.

Our fiscal year end is March 31. The term “fiscal” preceding a year means the twelve-month period ended or ending March 31 of the year referred to. For example, “fiscal 2022” refers to the twelve-month period ended March 31, 2022. References to years not specified as being fiscal years are to calendar years.

In this prospectus, all of our financial information is presented on a consolidated basis, unless we state otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We may from time to time make written or oral forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Written forward-looking statements may appear in documents filed with the SEC, including this prospectus and any prospectus supplement, documents incorporated by reference, reports to shareholders and other communications.

The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. We rely on this safe harbor in making forward-looking statements.

Forward-looking statements appear in a number of places in this prospectus and include statements regarding our current intent, belief, targets or expectations or those of our management. In many, but not all cases, words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “probability,” “risk,” “should,” “will,” “would,” and similar expressions, are used as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are anticipated, aimed at, believed, estimated, expected, intended or planned.

Forward-looking statements, which include statements contained in “Item 3. Key Information—3.D Risk Factors,” “Item 4. Information on the Company—4.B Business Overview,” “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosure about Market Risk” of our most recent annual report on Form 20-F, are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those set forth in such statements.

The forward-looking statements included or incorporated by reference in this prospectus are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

RISK FACTORS

Investing in our senior debt securities involves risk. Before you decide to invest in our senior debt securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference in this prospectus.

Please see “Where You Can Find More Information” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus.

TOYOTA MOTOR CORPORATION

Toyota Motor Corporation is a limited liability joint stock company, incorporated under the Commercial Code of Japan and continues to exist under the Companies Act of Japan (the “Companies Act”). We originally commenced operations in 1933 as the automobile division of Toyota Industries Corporation (formerly, Toyoda Automatic Loom Works, Ltd.) and became a separate company in August 1937. In 1982, Toyota Motor Company and Toyota Motor Sales merged into one company to form Toyota Motor Corporation. As of March 31, 2022, we operated through 559 consolidated subsidiaries (including structured entities) and 169 associates and joint ventures accounted for by the equity method.

For further information, see “Item 4. Information on the Company” of our most recent annual report on Form 20-F.

OFFERING INFORMATION

We may sell an indeterminate amount of senior debt securities from time to time through negotiated transactions with underwriters or with other persons, through a combination of such methods of sale or otherwise, including private sales. See “Plan of Distribution.” We may sell senior debt securities at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by agreement between us and underwriters, brokers, dealers or agents, or purchasers.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2022. You should read this table together with our consolidated financial statements, including the notes thereto, and the other financial and operational data appearing elsewhere, or incorporated by reference, in this prospectus.

Yen in billions
As of March 31, 2022
Current liabilities:
Short-term and current portion of long-term debt(1)	11,187.8
Non-current liabilities:
Long-term debt(1), (2), (3)	15,308.5

Total indebtedness(4)	26,496.3

Shareholders’ equity:
Common stock	397.0
Additional paid-in capital	498.5
Retained earnings	26,453.1
Other components of equity	2,203.2
Treasury stock	(3,306.0)

Total Toyota Motor Corporation shareholders’ equity	26,245.9

Non-controlling interests	908.8

Total shareholders’ equity	27,154.8

Total indebtedness and shareholders’ equity	53,651.1

(1)	As of March 31, 2022, no material portion of our consolidated indebtedness was guaranteed. For the purpose of this note, “guaranteed” means guarantees provided by third parties.
(2)	For a discussion of long-term debt that is secured as of March 31, 2022, see Note 17 to the consolidated financial statements in our annual report on Form 20-F for fiscal 2022.
(3)

Toyota enters into certain guarantee contracts with its dealers to guarantee customers’ payments of their installment payables that arise from installment contracts between customers and Toyota dealers, as and when requested by Toyota dealers. For a general discussion of guarantees extended by us as of March 31, 2022, see “Item 5. Operating and Financial Review and Prospects—5.B Liquidity and Capital Resources” of our annual report on Form 20-F and Note 30 to the consolidated financial statements in our annual report on Form 20-F for fiscal 2022.

(4)	Total indebtedness is a total of short-term and current portion of long-term debt and long-term debt.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of senior debt securities offered by us will be used for general corporate purposes.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior debt securities that we may offer from time to time under this prospectus. The specific terms and provisions of a particular series of senior debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the senior debt securities. It is qualified in its entirety by the provisions of the Indenture (as described below) and the senior debt securities, forms of which have been filed as exhibits to the registration statement of which this prospectus is part. You should refer to those documents for additional information.

When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Toyota Motor Corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, any existing or future subsidiaries.

General

The senior debt securities will be issued under a senior indenture, dated as of July 20, 2018 (the “Indenture”), between us and The Bank of New York Mellon, as Trustee (the “Trustee”), as amended or supplemented from time to time. Pursuant to the Indenture, senior debt securities may be issued in one or more series established from time to time by or pursuant to a board resolution and set forth in an officer’s certificate or in one or more supplemental indentures. The term “Indenture,” as used herein may, depending on the context, refer to such indenture, as amended or supplemented, in relation to a particular series of senior debt securities.

The Indenture provides that we may issue senior debt securities up to an aggregate principal amount as we may authorize from time to time. The Indenture does not limit the amount of senior debt securities that we may issue. The Indenture also does not limit our ability to enter into a highly leveraged transaction and does not provide holders of the senior debt securities with any special protection in the event of such a transaction.

The senior debt securities of each series will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations and except for statutorily preferred obligations.

Terms Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of and other information relating to any particular series of senior debt securities being offered:

•	the issue date of the senior debt securities;

•	the title and type of the senior debt securities;

•	the aggregate principal amount of the senior debt securities being issued;

•	the issue price of the senior debt securities;

•	the denominations in which the senior debt securities will be issuable;

•	the currency in which the senior debt securities are denominated and/or in which principal, or premium, if any, and interest, is payable;

•	the date or dates on which the principal of and premium on, if any, the senior debt securities is payable, if any;

•	the rate or rates (which may be fixed or variable) at which the senior debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•

if the amount of principal of, or premium or interest on, the senior debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	the manner in which and the place or places where principal, or premium, if any, and interest will be payable;

•	any conversion or exchange features of the senior debt securities;

•

the circumstances under which we will pay additional amounts on the senior debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which the senior debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option;

•

the circumstances, if any, under which the holders of the senior debt securities may demand repayment of the senior debt securities prior to the stated maturity date and the terms and conditions thereof;

•	the identity of any agents for the senior debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars of any series;

•	any restrictions applicable to the offer, sale or delivery of the senior debt securities;

•	any provisions for the discharge of our obligations relating to the senior debt securities, if different from the provisions set forth in this prospectus;

•	any U.S. federal or Japanese tax considerations that are material to the holders of the senior debt securities;

•	the listing, if any, of the senior debt securities on a securities exchange;

•	if the senior debt securities will be issued other than in book-entry form;

•

the terms and conditions under which we will be able to “reopen” a previous issue of a series of senior debt securities and issue additional senior debt securities of that series if different from the provisions set forth in this prospectus; and

•	any other specific terms or conditions applicable to a particular series of senior debt securities being offered, which shall not be inconsistent with the provisions of the Indenture.

The senior debt securities may be issued as original issue discount senior debt securities. Original issue discount senior debt securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to any material income tax, accounting, and other special considerations applicable to original issue discount senior debt securities.

Events of Default under the Indenture

The Indenture provides holders of our senior debt securities with remedies if we fail to perform specific obligations, such as making payments on the senior debt securities, or if we become subject to certain bankruptcy, insolvency or similar proceedings. The Indenture permits the issuance of senior debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is defined under the Indenture, with respect to any series of senior debt securities issued under that Indenture, as the occurrence and continuation of any one or more of the following events, each of which we refer to in this prospectus as an event of default:

•	we fail to pay principal of or premium, if any, on the senior debt securities of such series, when such principal or premium is due and payable;

•	we default for more than 30 days in the payment of interest on the senior debt securities of such series;

•

we default in the performance or observance of any covenant, condition or provision set forth in the Indenture or otherwise applicable to such series of senior debt securities for a period of 90 days after receipt of notice from the Trustee, or from the holders of not less than 25% in aggregate principal amount of the then outstanding senior debt securities of such series, of such default;

•

we (i) become bound as a consequence of acceleration due to a default by us to repay prematurely indebtedness for borrowed money with a total outstanding principal amount of $100,000,000 (or its equivalent in any other currency or currencies) or greater contracted or incurred by us, (ii) have defaulted in the repayment of any such indebtedness contracted or incurred by us at the later of its maturity or the expiration of any applicable grace period or (iii) have failed to pay when properly called on to do so any guarantee contracted or incurred by us of such indebtedness; provided, however, that if any such default is cured by us, or is waived by the holders of such indebtedness, in each case as may be permitted under the terms of such indebtedness, then such event of default shall be deemed to have been thereupon cured or waived;

•

a decree or order by any court having jurisdiction shall have been issued in an involuntary proceeding adjudging us bankrupt or insolvent or approving a petition seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended, the “Bankruptcy Act”), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended, the “Civil Rehabilitation Act”), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended, the “Corporate Reorganization Act”), the Companies Act of Japan (Act No. 86 of 2005, as amended, the “Companies Act”) or any other similar applicable law of Japan, and such decree or order shall have continued undischarged or unstayed for a period of 90 days;

•

a decree or order of a court having jurisdiction shall have been issued for the appointment of a receiver or liquidator or trustee or assignee in our bankruptcy or insolvency, of all or substantially all of our property or for the winding-up or liquidation of our affairs, and such decree or order shall have continued undischarged or unstayed for a period of 90 days;

•

we shall have instituted voluntary proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act, the Civil Rehabilitation Act, the Corporate Reorganization Act, the Companies Act or any other similar applicable law of Japan, or shall consent to the institution of any such proceedings or shall have consented to the appointment of a receiver or liquidator or trustee or assignee in our bankruptcy or insolvency or of all or substantially all of our property, or an effective resolution shall have been passed by us for the winding up or dissolution of our affairs, except for the purposes of or pursuant to a consolidation, amalgamation, merger or reconstruction under which the continuing entity, or the entity formed as a result thereof, effectively assumes our entire obligations under the Indenture in relation to the senior debt securities of such series; or

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Under the Indenture, the Trustee shall give notice by mail to the holders of each series of senior debt securities of all defaults known to the Trustee which have occurred with respect to such series and not been cured. The Trustee shall transmit the notice within 90 days after the occurrence of an event of default, or, if later, within 15 days after such event of default is notified in writing to a responsible officer of the Trustee, unless the defaults have been cured before transmission of such notice by the Trustee. For so long as any senior debt securities are represented by a global security or securities, all notices to the holders of such senior debt securities will be delivered to The Depository Trust Company (“DTC”), delivery of which shall be deemed to satisfy the notice requirements of the Indenture in accordance with the methods prescribed by DTC.

The Indenture provides that, unless otherwise set forth in a supplemental indenture or officer’s certificate, if any event of default occurs and is continuing with respect to a series of senior debt securities, unless the principal of all the senior debt securities of such series has already become due and payable, either the Trustee (subject to receiving indemnity and/or security (including by way of pre-funding) to its satisfaction) or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each such affected series, voting separately by series, may, by notice in writing to us (and to the Trustee if given by the holders), declare the entire principal of and accrued and unpaid interest on all such outstanding senior debt securities of such series to be due and payable immediately.

Waiver of Default or Acceleration

Prior to the acceleration of the maturity of any of the senior debt securities, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of all affected series then outstanding under the Indenture (voting together as a single class) also have the right to waive any past default or event of default and its consequences, except a default in respect of a covenant or a provision of such Indenture that cannot be modified or amended without the consent of the holder of each debt security affected thereby.

Further Issuances

The Indenture permits us from time to time and without the consent of the holders of the senior debt securities of a particular series, to create and issue additional senior debt securities on the same terms and conditions as the original senior debt securities of such series, except as to denomination, issue date, issue price and, if applicable, the date from which interest shall accrue and the date on which interest shall be first paid. Any additional senior debt securities issued in this manner may be consolidated and treated as a single series with the relevant series of senior debt securities and originally constituting such series for all purposes under the Indenture, provided that any such additional senior debt securities that are so consolidated and that are not fungible for U.S. federal income tax purposes with the outstanding senior debt securities of the relevant series shall not have the same CUSIP, ISIN or other applicable securities identifiers as such outstanding senior debt securities of the relevant series.

We also may, without the consent of the holders of the outstanding senior debt securities, issue other series of senior debt securities in the future under the Indenture on terms and conditions different from the senior debt securities offered hereby.

Taxation and Additional Amounts

We will make payments of principal of, premium, if any, and interest on the senior debt securities without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In such event, we shall pay to a holder such additional amounts as will result in the receipt by the holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to the senior debt securities under any of the following circumstances:

•

the holder or beneficial owner of the senior debt securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such taxes in respect of the senior debt securities by reason of its having some connection with Japan other than the mere holding of the senior debt securities or being a person having a special relationship with us (“a specially-related person of ours”) as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended,) (the “Act on Special Measures Concerning Taxation”);

•

the holder or beneficial owner of the senior debt securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide interest recipient information or to submit a written application for tax exemption to the relevant paying agent to whom the relevant senior debt securities are presented (where presentation is required), or whose interest recipient information is not duly communicated through the relevant Participant (as defined below) and the relevant international clearing organization to such paying agent;

•

the holder or beneficial owner of the senior debt securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for a designated financial institution (as defined below) that complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by us by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant senior debt securities through a payment handling agent in Japan appointed by it);

•

the senior debt securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the senior debt securities became due or after the full payment was provided for, whichever occurs later, except to the extent the holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;

•

the holder of the senior debt securities is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, the senior debt securities, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or another beneficial owner, in each case, that would not have been entitled to such additional amounts had it been the holder of such senior debt securities; or

•	any combination of the above.

In addition, no additional amounts will be payable for, or on account of, any deduction or withholding imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to any of the foregoing or any agreements entered into pursuant to Section 1471(b) of the Code.

Where the senior debt securities are held through a participant of an international clearing organization or a financial intermediary (a “Participant”), in order to receive payments free of withholding or deduction by us for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a Japanese financial institution falling under certain categories prescribed by the Act on Special Measures Concerning Taxation (a “designated financial institution”), each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant senior debt securities, provide certain information prescribed by the Act on Special Measures Concerning Taxation to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such taxes, and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

Where the senior debt securities are not held through a Participant, in order to receive payments free of withholding or deduction by us for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a designated financial institution falling under certain categories prescribed by the Act on Special Measures Concerning Taxation, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho), in a form obtainable from the paying agent stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the senior debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

By subscribing for any senior debt securities, an investor will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the senior debt securities as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation.

We will make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. We will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge and if certified copies are not available we will use reasonable efforts to obtain other evidence, and the Trustee will make such certified copies or other evidence available to the holders or beneficial owners upon reasonable request to the Trustee.

If (i) subsequent to making a payment on the senior debt securities without withholding or deduction of Japanese taxes we are required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate interest recipient information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive additional amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the senior debt securities) shall be required to reimburse us, in Japanese yen, for the amount remitted by us to the Japanese taxing authority.

The obligation to pay additional amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of, premium, if any, or interest on the senior debt securities; provided that, except as otherwise set forth in the senior debt securities or in the Indenture, we will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of the Indenture or as a consequence of the initial issuance, execution, delivery or registration of the senior debt securities.

References to principal, premium or interest in respect of the senior debt securities shall be deemed to include any additional amounts due which may be payable with respect thereto as set forth in the senior debt securities and the Indenture.

Optional Tax Redemption

We have the option to redeem a series of senior debt securities prior to maturity if, as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective, or which change in application or interpretation is publicly announced, on or after the date of the applicable prospectus supplement, we would be required to pay additional amounts with respect to the senior debt securities as described under “—Taxation and Additional Amounts,” in which case we may redeem such series of senior debt securities in whole, but not in part, at a redemption price equal to 100% of the principal amount of the senior debt securities plus accrued and unpaid interest to the redemption date. Furthermore, we must give you between 10 and 60 days’ notice (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the Indenture) before redeeming the senior debt securities, and no such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be required to pay additional amounts if a payment in respect of such senior debt securities were then due. Prior to giving any such notice of redemption, we will deliver to the Trustee (i) an officer’s certificate stating that the conditions precedent to our right to redeem such series of senior debt securities have been fulfilled and (ii) an opinion of counsel, who shall be independent legal counsel to us, or a tax adviser, of recognized standing, confirming that we have or will be required to pay additional amounts as a result of such change or amendment. The Trustee shall be entitled to accept such officer’s certificate and opinion of counsel or tax adviser’s statement as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the holders of such series of senior debt securities.

Repurchases

We, or any of our subsidiaries, may at any time purchase any or all of the senior debt securities in the open market or otherwise at any price. Subject to applicable law, neither we nor any of our subsidiaries shall have any obligation to offer to purchase any senior debt securities held by any holder as a result of our or its purchase or offer to purchase senior debt securities held by any other holder in the open market or otherwise. Any senior debt securities so repurchased by us or any of our subsidiaries and surrendered to the paying agent shall be cancelled.

Application of Proceeds

Any money collected from us by a trustee under the Indenture by acceleration, through insolvency proceedings or by other means as a result of our breach of the terms of the Indenture, shall be applied in the order described below:

•

first, to the payment of fees, costs and expenses applicable to the series of senior debt securities for which money was collected, including reasonable compensation to the applicable trustee and any agent and expenses and costs properly incurred (including any amounts to which the Trustee, each predecessor trustee or any agent are entitled to indemnification by us and fees and properly incurred expenses of its counsel);

•	second, if payment is not due on the principal of the series of senior debt securities for which money was collected, to the payment of interest on the series in default;

•

third, if payment is due on the principal of the series of senior debt securities for which money was collected, to the payment of the whole amount then owing and unpaid upon all of the senior debt securities of such series for principal and interest; and in the case the money collected shall be insufficient to pay in full the whole amount so due and unpaid upon the senior debt securities of such series, then to the payment of principal and interest without preference or priority of principal over interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

•	finally, to the payment of the remainder, if any, to us or any other person lawfully entitled thereto.

Paying Agents

Whenever we appoint a paying agent to make payments required under the Indenture and the relevant series of senior debt securities, such paying agent will hold all sums received by it for the payment of the principal of and interest on such senior debt securities in trust for the benefit of the holders thereof and will make payments to such holders as provided for in the Indenture and such senior debt securities.

Indemnification of Judgment Currency

We will indemnify each holder of a debt security to the full extent permitted by applicable law against any loss incurred by such holder as a result of any judgment or order being given or made for any amount due under such debt security and such judgment or order being expressed and paid in a judgment currency other than the currency due and as a result of any variation as between the rate of exchange at which the currency due is converted into the judgment currency for the purpose of such judgment or order and the spot rate of exchange in The City of New York at which the Trustee on the day on which final non-appealable judgment is entered is able to purchase the currency due with the amount of the judgment currency actually received by the holder. This indemnification will constitute our separate and independent obligation and will continue notwithstanding any such judgment.

Covenants

The Indenture contains certain covenants and agreements relating to the senior debt securities. Additional covenants and agreements relating to a particular series of senior debt securities may be set forth in the applicable prospectus supplement.

Consolidation, Merger, Conveyance or Transfer. The Indenture provides that we may consolidate with or merge into any other person or sell or dispose of our properties and assets substantially as an entirety, whether as a single transaction or a number of transactions, related or not, to any person; provided that, among other things, such person formed by such consolidation or into which we are merged or such person who acquires our properties and assets substantially as an entirety is a company organized and validly existing under the Companies Act, or successor legislation thereto, and expressly assumes our obligations under all series of senior debt securities issued under the Indenture, and further provided that, immediately after giving effect to such transaction, no event of default shall have occurred and be continuing.

Evidence of our Compliance. There are provisions in the Indenture requiring us to furnish to the Trustee each year a brief certificate from our principal executive, financial or accounting officer as to his or her knowledge of our compliance with all conditions and covenants under the Indenture.

SEC Reports by Us. The Indenture requires us to file with the Trustee copies of the annual report or information we file with the SEC within 30 days after we file such reports or information with the SEC.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise set forth in a supplemental indenture, we have the ability to eliminate most or all of our obligations on any series of senior debt securities prior to maturity if we comply with the following provisions:

Discharge of Indenture. We may discharge all of our obligations with respect to any or all series of debt securities, other than as to transfers and exchanges, under the Indenture after we have:

•

paid or caused to be paid the principal of and interest on all of the senior debt securities of such series outstanding (other than senior debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the Indenture) as and when the same shall have become due and payable;

•

delivered to the paying agent for cancellation all of the senior debt securities of such series theretofore authenticated (other than senior debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the Indenture); or

•

irrevocably deposited with the Trustee cash or, in the case of a series of senior debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of senior debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those senior debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of senior debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the Indenture relating only to that series of senior debt securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of senior debt securities at any time, which is referred to in this prospectus as defeasance. Alternatively, we may be released with respect to any outstanding series of senior debt securities from the obligations imposed by the covenants described above limiting consolidations, mergers, asset sales and leases or any other negative covenants provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:

•

we irrevocably deposit with the Trustee cash or, in the case of senior debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding senior debt securities of the series being defeased; and

•	we deliver to the Trustee an opinion of counsel of recognized standing to the effect that:

•

the beneficial owners of the series of senior debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

•

the beneficial owners of the series of senior debt securities being defeased will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

In the case of a defeasance, the opinion must be based on a ruling of the U.S. Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of the Indenture, since that result would not occur under current tax law.

Modification of the Indenture

Without Consent of Holders. We and the Trustee may enter into supplemental indentures without the consent of the holders of senior debt securities issued under the Indenture to:

•

cure any ambiguities or correct any defects or inconsistencies or add or amend any provisions which shall not adversely affect the interests of the holders of the senior debt securities in any material respect;

•	secure any senior debt securities;

•	add covenants for the protection of the holders of senior debt securities;

•	establish the forms or terms of senior debt securities of any series;

•	evidence the acceptance of appointment by a successor Trustee; or

•	evidence the assumption by a successor entity of our obligations under the senior debt securities and the Indenture.

With Consent of Holders. Each of we and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding senior debt securities (voting together as a single class), may enter into supplemental indentures to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the senior debt securities issued pursuant to the Indenture. However, we and the Trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of a debt security or of any installment of principal of any such debt security;

•	reduce the principal amount thereof;

•	reduce the rate or extend the time of payment of interest thereon;

•	reduce any amount payable on redemption thereof;

•	change the place of payment where, or the coin or currency in which, the debt security or interest thereon is payable;

•	modify or amend any provisions for converting any currency into any other currency as provided in the senior debt securities or in accordance with the terms of such senior debt securities;

•

change our obligations, if any, to pay additional amounts established for any tax, assessment or governmental charge withheld or deducted, including any option to redeem the senior debt securities rather than to pay the additional amounts;

•

reduce the amount of the principal of an original issue discount security that would be due and payable when due, including upon an acceleration of the maturity of such debt security (if applicable), or the amount provable in bankruptcy, or impair or affect the right of any holders of the senior debt securities to institute suit for the payment thereof or, if the senior debt securities provide therefor, impair or affect any right of repayment at the option of the holders of the senior debt securities;

•

modify or amend any provisions relating to the conversion or exchange of any of the senior debt securities for other of our securities or for securities of other entities or for other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which such senior debt securities shall be converted or exchanged, other than as provided in the anti-dilution provisions or other similar adjustment provisions of such senior debt securities or otherwise in accordance with the terms of such senior debt securities; or

•	reduce the percentage of any of the senior debt securities of any particular series, the consent of the holders of such series being required for any such supplemental indenture.

Concerning the Trustee

Unless otherwise specified in connection with a particular offering of senior debt securities, The Bank of New York Mellon will serve as the Trustee.

Any trustee appointed pursuant to the Indenture will have and be subject to all of the duties and responsibilities under the Indenture and those with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Indenture provides that upon the occurrence of an event of default with respect to a series of senior debt securities, the Trustee with respect to the relevant senior debt securities will exercise the rights and powers vested in it by the Indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of such an event of default, the Trustee need only perform those duties that are specifically set forth in the Indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the Indenture and the provisions of the Trust Indenture Act, the Trustee will be under no obligation to exercise any rights, trusts or powers conferred under the Indenture or the senior debt securities for the benefit of the holders of the senior debt securities, unless the holders have offered to the Trustee indemnity and/or security (including by way of pre-funding) satisfactory to the Trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The Indenture and the Trust Indenture Act contain limitations on the rights of the Trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise.

The Indenture provides that we will indemnify the Trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expenses arising out of or in connection with the acceptance or administration of the Indenture or the trusts thereunder and the performance of such party’s duties thereunder, including properly incurred costs and expenses of defending itself against or investigating any claim of liability, except to the extent such loss, liability or expense is due to the negligence, bad faith or willful misconduct of the Trustee or such predecessor trustee.

We and our subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any Trustee or its affiliates.

Successor Trustee

The Indenture provides that the Trustee may resign or be removed by us, effective upon acceptance by a successor trustee of its appointment. The Indenture and the Trust Indenture Act require that any successor trustee shall be a corporation with a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any jurisdiction thereof or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee with respect to the senior debt securities of a series unless at the time of such acceptance such successor trustee is qualified and eligible under the Indenture and the applicable provisions of the Trust Indenture Act.

Repayment of Funds

The Indenture provides that all monies paid by us to a trustee or paying agent for a particular series of senior debt securities for payment of principal of or interest on any debt security which remains unclaimed at the end of two years after such payment shall become due and payable will be repaid to us and all liability of such trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such debt security shall thereafter only look to us for any payment which such holder may be entitled to collect.

Governing Law

The Indenture is, and the senior debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Consent to Service of Process and Submission to Jurisdiction

Under the Indenture, we have irrevocably designated Toyota Motor North America, Inc. as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture or any senior debt securities issued thereunder brought in any federal or state court in The City of New York, New York, and we will irrevocably submit to the non-exclusive jurisdiction of those courts.

Limitation on Suits

Except for the right to institute a suit for the enforcement of the payment of principal of or interest that has become due and payable on a debt security, under the Indenture and the senior debt securities, no holder of a debt security shall have any right by virtue or availing of any provision of the Indenture to institute any proceeding against us with respect to the Indenture or the debt security or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy thereunder, unless:

•	such holder has previously given written notice to the Trustee of a continuing default with respect to the debt security;

•

the holders of not less than 25% in principal amount of the outstanding senior debt securities of each affected series issued under the Indenture (treated as a single class) shall have made written request to the Trustee to institute proceedings and such holders have offered the Trustee indemnity or security (including by way of pre-funding) satisfactory to the Trustee against the costs, expenses and liabilities to be suffered or incurred;

•	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

•

no written direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding senior debt securities of each affected series under the Indenture (voting together as a single class).

Undertaking for Costs

The Indenture provides that we and the Trustee agree, and each holder of a debt security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under the Indenture or against the Trustee for action taken, suffered or omitted by it as Trustee (other than a suit instituted by the Trustee, a holder or group of holders holding more than 10% in aggregate principal amount of the senior debt securities, or any holder for the enforcement of the payment of the principal of or interest on any debt security on or after the due date thereof), a court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

Form, Book-entry and Transfer

Each series of senior debt securities will be issued in fully registered form without coupons. No service charge will be made for any registration of transfer or exchange of the senior debt securities, but we may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith.

We will cause to be maintained offices or agencies where the senior debt securities may be presented for registration of transfer or for exchange (each, a “transfer agent”).

We will cause to be kept for the senior debt securities a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of such senior debt securities and registration of transfers of such senior debt securities. We, the Trustee and any agent of ours or the Trustee may treat the person in whose name any debt security is registered as the absolute owner of such debt security for all purposes and none of them shall be affected by any notice to the contrary. At the option of the registered holder of a debt security, subject to the restrictions contained in the senior debt securities and in the Indenture, such debt security may be transferred or exchanged for a like aggregate principal amount of debt security of the same series of different authorized denominations, upon surrender for exchange or registration of transfer, at the Trustee’s office. Any debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to us and the Trustee, duly executed by the holder thereof or its attorney duly authorized in writing. Debt securities issued upon any such transfer will be executed by us and authenticated by or on behalf of the Trustee, registered in the name of the designated transferee or transferees and delivered at the Trustee’s office or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees.

We may vary or terminate the appointment of any transfer agent, or appoint additional or other transfer agents or approve any change in the office through which any transfer agent acts. We will cause notice of any resignation, termination or appointment of a trustee or any transfer agent in respect of the senior debt securities, and of any change in the office through which any transfer agent will act, to be provided to holders of the senior debt securities.

Global Securities

The senior debt securities will be initially represented by one or more global certificates in fully registered form without interest coupons (the “global securities”). The global securities will be deposited upon issuance with a custodian for DTC and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear and Clearstream. Each of DTC, Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) is referred to as a depositary.

Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Accordingly, the sole holder of the senior debt securities represented by the global securities will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of the senior debt securities will be exercisable by beneficial owners of the senior debt securities only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive senior debt securities except in the limited circumstances described below under “—Exchanges of Global Securities for Definitive Debt Securities.”

Conveyances of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them subject to any statutory or regulatory requirements as may be in effect from time to time.

Exchanges of Global Securities for Definitive Debt Securities

A beneficial interest in a global security may not be exchanged for a definitive debt security unless (i) DTC notifies us that it is unwilling or unable to continue as depository for such global security or has ceased to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary within 90 days or (ii) an event of default with respect to the senior debt securities has occurred and is continuing. Upon the occurrence of any such event, DTC shall instruct us to transfer the senior debt securities to such persons as notified to it by the applicable depositary or any successor clearance and settlement system as the holders of beneficial interests therein. In all cases, definitive senior debt securities delivered in exchange for any global security or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of the applicable depositary (in accordance with its customary procedures). Any definitive debt security issued in exchange for an interest in a global security will bear a legend restricting transfers to those made in accordance with the restrictions set forth in the Indenture.

Depositary Procedures

As long as DTC or its nominee is the registered holder of global securities, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt security represented by such global securities for all purposes under the Indenture and the debt security, and, accordingly, our obligations under the senior debt securities represented by such global securities are to DTC or its nominee, as the case may be, as the registered holder of such senior debt securities, and not to the holders of beneficial interests in such senior debt securities.

Transfer of beneficial interests in the global securities will be subject to the applicable rules and procedures of the depositaries and their respective direct or indirect participants, which may change from time to time.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or other representatives), together with other entities, own DTC. The rules applicable to DTC and its participants are on file with the SEC.

Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect DTC participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of DTC participants and indirect DTC participants. DTC has also advised that, pursuant to its established procedures, upon deposit of the global securities, DTC will credit the accounts of DTC participants designated by the initial purchasers with portions of the principal amount of such global securities and ownership of such interests in the global securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to DTC participants) or by DTC participants and indirect DTC participants (with respect to other owners of beneficial interests in the global securities).

Investors in the senior debt securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through DTC participants. All interests in a global security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons will be limited to that extent. Because DTC can act only on behalf of DTC participants, which in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having beneficial interests in global securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. See “—Global Securities—Exchanges of Global Securities for Definitive Debt Securities.”

Except as described above under “—Global Securities—Exchanges of Global Securities for Definitive Debt Securities,” owners of interests in global securities will not have senior debt securities registered in their name, will not receive physical delivery of senior debt securities and will not be considered the registered owners or holders thereof for any purpose.

Payments in respect of global securities registered in the name of DTC or its nominee will be payable by the paying agent for the relevant senior debt securities to DTC or to the order of its nominee as the registered owner of the global securities. The paying agent will treat the persons in whose names the global securities are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor any agent of ours has or will have any responsibility or liability for any aspect of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to the beneficial ownership interests in global securities or any other matter relating to the actions and practices of DTC or any of DTC participants or indirect DTC participants.

DTC has advised us that its current practice is to credit the accounts of the relevant DTC participants with a payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the DTC participants and the indirect DTC participants to the beneficial owners of senior debt securities will be governed by standing instructions and customary practices, will be the responsibility of the DTC participants or the indirect DTC participants and will not be the responsibility of DTC or us. We and the relevant paying agent may conclusively rely upon and will be protected in relying upon instructions from DTC or its nominee for all purposes.

DTC has advised that it will take any action permitted to be taken by a holder of senior debt securities only at the direction of one or more DTC participants to whose account with DTC interests in the senior debt securities are credited. However, DTC reserves the right to exchange the global securities for definitive senior debt securities and to distribute such definitive senior debt securities to DTC participants.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global securities among DTC participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC, DTC participants or indirect DTC participants of their respective obligations under the rules and procedures governing their operations.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not with Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is licensed, regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with Euroclear are governed by the terms and conditions governing use of, and the related operating procedures of, Euroclear and applicable Belgian law, which are referred to collectively as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, and withdrawals of securities and cash from Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the terms and conditions only on behalf of Euroclear participants and has no record of, or relationship with, persons holding through Euroclear participants.

Clearstream

Clearstream is incorporated as a bank under Luxembourg law. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. In the United States, Clearstream participants are limited to securities brokers and dealers. Clearstream participants may include the initial purchasers. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream.

Transfers among DTC, Clearstream and Euroclear

Transfers between DTC participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the senior debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Limitation on Responsibilities

Although the foregoing sets out the procedures of the depositaries established in order to facilitate the transfer of interests in the global securities among their participants, none of the depositaries is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a global security. DTC’s records reflect only the identity of the DTC participants to whose accounts those global securities are credited, which may or may not be the beneficial owners of interests in a global security. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts global securities are credited, which also may or may not be the beneficial owners of interests in a global security. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Neither we nor any underwriters of our senior debt securities, nor any of our or their respective agents will have any responsibility for the performance by any depositary or their respective participants of their respective obligations under the rules and procedures governing their operations.

Other Clearing Systems

We may choose any other clearing system for a particular series of senior debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the senior debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and/or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), impose certain requirements on (i) employee benefit plans subject to Title I of ERISA, (ii) individual retirement accounts, “Keogh plans” and other arrangements subject to Section 4975 of the Code, (iii) entities whose underlying assets include “plan assets” of any such plan, account or arrangement described in clause (i) or (ii) by reason of any such plan’s, account’s, or arrangement’s investment therein (we refer to the foregoing described in clauses (i), (ii) and (iii), collectively, as “Plans”) and (iv) persons who are fiduciaries with respect to Plans.

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan. Under ERISA and the Code, any person who exercises discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to a Plan, is generally considered to be a fiduciary of the Plan. When considering an investment in the senior debt securities with the assets of any Plan, a fiduciary should determine, among other things, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA and the Code relating to a fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA and the Code.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing, collectively, as “parties in interest”) unless exemptive relief is available under a statutory or administrative exemption. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. Thus, a Plan fiduciary considering an investment in the senior debt securities offered by this prospectus should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the senior debt securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between a party in interest and an investing Plan which would be prohibited unless exemptive relief were available under an applicable exemption. Such parties in interest may include, without limitation, us, the trustee and any underwriters, dealers or agents for the senior debt securities, as well as our and their affiliates.

In this regard, each purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the senior debt securities, should consider the exemptive relief available under the following prohibited transaction class exemptions (“PTCEs”): (i) the in-house asset manager exemption (PTCE 96-23), (ii) the insurance company general account exemption (PTCE 95-60), (iii) the bank collective investment fund exemption (PTCE 91-38), (iv) the insurance company pooled separate account exemption (PTCE 90-1) and (v) the qualified professional asset manager exemption (PTCE 84-14). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the senior debt securities and related lending transactions, provided that neither the party in interest nor its affiliates has or exercises any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions or any other exemptions will be available with respect to transactions involving the senior debt securities.

In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, but may be subject to other federal, state, local or non-U.S. laws that are substantially similar to such provisions of ERISA or the Code (each, a “Similar Law”).

Accordingly, each purchaser or holder of the senior debt securities offered by this prospectus, and each fiduciary who causes any entity to purchase or hold the senior debt securities, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such senior debt securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the senior debt securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and disposition of such senior debt securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any provision of any applicable Similar Law.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the senior debt securities on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement, consult with their counsel regarding the potential applicability of Title I of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the senior debt securities.

Each purchaser and holder of a senior debt security offered by this prospectus will have exclusive responsibility for ensuring that its purchase and holding of the senior debt security does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or provisions of any applicable Similar Law. Nothing in this prospectus is, or should be construed as, a representation or advice as to whether an investment in the senior debt securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

We may offer senior debt securities described in this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	through agents;

•	by ourselves directly;

•	through one or more special purpose entities;

•	through an exchange distribution in accordance with the rules of the applicable exchange; or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to an offering of senior debt securities will set forth the terms of the offering, including:

•	a description of the transaction and the senior debt securities to be offered;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the senior debt securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the senior debt securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of senior debt securities, such senior debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The senior debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase senior debt securities that are offered unless specified conditions are satisfied, and, unless otherwise set forth in the prospectus supplement, if the underwriters do purchase any senior debt securities, they will purchase all senior debt securities of that tranche that are offered.

In connection with underwritten offerings of senior debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of senior debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the senior debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

If dealers are utilized in the sale of senior debt securities offered by this prospectus, we will sell the senior debt securities to the dealers as principals. The dealers may then resell the senior debt securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered senior debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Unless otherwise specified in an applicable prospectus supplement, each series of senior debt securities offered by this prospectus will be a new issue of securities and will have no established trading market. Any underwriters to whom offered senior debt securities are sold for public offering and sale may make a market in the offered senior debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Senior debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any senior debt securities offered by this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended March 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers Aarata LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers Aarata LLC’s address is JR Central Towers 38th Floor, 1-1-4 Meieki, Nakamura-ku, Nagoya-shi, Aichi 450-6038, Japan.

LEGAL MATTERS

The validity of the offered securities with respect to United States federal law and New York State law will be passed upon for us by Shearman & Sterling LLP, our United States counsel, and for any underwriters, dealers or agents by Davis Polk & Wardwell LLP, United States counsel for them. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us.

ENFORCEMENT OF CIVIL LIABILITIES

Toyota Motor Corporation is a limited liability, joint stock company incorporated in Japan. Most of the members of our board of directors and our audit & supervisory board members (as well as certain experts named herein) are residents of countries other than the United States. Although some of our affiliates have substantial assets in the United States, substantially all of our assets and the assets of the members of our board of directors and our audit & supervisory board members are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or the members of our board of directors and our audit & supervisory board members or to enforce court judgments predicated upon the civil liability provisions of U.S. federal or state securities laws against us or these persons in the United States. We have been advised by our Japanese counsel, Nagashima Ohno & Tsunematsu, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts brought before Japanese courts, of civil liabilities predicated solely upon U.S. federal or state securities laws.

Our agent for service of process is Toyota Motor North America, Inc.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC.

The SEC also maintains an internet site at https://www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and members of our board of directors, officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Receipts are listed on the New York Stock Exchange under the trading symbol “TM.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference our annual report on Form 20-F for the year ended March 31, 2022 filed on June 23, 2022 (File Number 001-14948).

All subsequent documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering under this prospectus, shall be deemed to be incorporated by reference into this prospectus. In addition, any Form 6-K subsequently furnished to the SEC specifying that it is being incorporated by reference into this prospectus shall be deemed to be incorporated by reference. All such documents so incorporated by reference shall become a part of this prospectus on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any document that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these documents by writing or telephoning us at:

Toyota Motor Corporation

1 Toyota-cho, Toyota City

Aichi Prefecture, 471-8571

Japan

Attention: Capital Strategy &Affiliated Companies, Finance Division

+81-565-28-2121

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our internet site at https://www.toyota-global.com.

OUR PRINCIPAL EXECUTIVE OFFICE

Toyota Motor Corporation

1 Toyota-cho, Toyota City

Aichi Prefecture, 471-8571

Japan

TRUSTEE, PAYING AGENT,

TRANSFER AGENT AND

REGISTRAR FOR THE NOTES

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

OUR LEGAL ADVISORS

as to U.S. law	as to Japanese law
Shearman & Sterling LLP Fukoku Seimei Building, 9th Floor 2-2-2 Uchisaiwaicho Chiyoda-ku, Tokyo 100-0011 Japan	Nagashima Ohno & Tsunematsu JP Tower 7-2, Marunouchi 2-chome Chiyoda-ku, Tokyo 100-7036 Japan

LEGAL ADVISORS TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

Izumi Garden Tower, 33rd Floor

6-1, Roppongi 1-chome

Minato-ku, Tokyo 106-6033

Japan

INDEPENDENT AUDITORS

PricewaterhouseCoopers Aarata LLC

JR Central Towers 38th Floor

1-1-4 Meieki

Nakamura-ku, Nagoya-shi, Aichi 450-6038

Japan

Toyota Motor Corporation

U.S.$500,000,000 5.275% Senior Notes due 2026 (Sustainability Bonds)

U.S.$500,000,000 5.118% Senior Notes due 2028 (Sustainability Bonds)

U.S.$500,000,000 5.123% Senior Notes due 2033 (Sustainability Bonds)

PROSPECTUS SUPPLEMENT

J.P. Morgan

BofA Securities

Citigroup

Morgan Stanley